                                                                    EXHIBIT 10.1

                                CLOSE CORPORATION

                           AND SHAREHOLDERS' AGREEMENT

                                     BETWEEN

                        DONG YANG TINPLATE AMERICA CORP.

                                       AND

                          NITTETSU SHOJI AMERICA, INC.

                                       AND

                         WHEELING-PITTSBURGH CORPORATION

                                       AND

                              OHIO COATINGS COMPANY

                                      INDEX

                                                                                                   Page
                                                                                                   ----
ARTICLE ONE Definitions..........................................................................    2
         Section 1.01.  Defined Terms............................................................    2
         Section 1.02.  Articles.................................................................    2
         Section 1.03.  Change in Control........................................................    2
         Section 1.04.  Code of Regulations......................................................    2
         Section 1.05.  Impasse..................................................................    2
         Section 1.06.  Fair Market Value........................................................    3
         Section 1.07.  Shareholder..............................................................    3
         Section 1.08.  Share....................................................................    3
         Section 1.09.  Common Share.............................................................    3
         Section 1.10.  Preferred Share..........................................................    3
         Section 1.11.  Substrate................................................................    3
         Section 1.12.  Toll Processing..........................................................    4
         Section 1.13.  Raw Materials Supply Agreement...........................................    4
         Section 1.14.  Start-Up Date............................................................    4
         Section 1.15.  Wheeling-Pittsburgh......................................................    4
         Section 1.16.  Out-of-Pocket Expenses...................................................    4

ARTICLE TWO  Close Corporation Agreement.........................................................    4
         Section 2.01.  Close Corporation Agreement..............................................    4

ARTICLE THREE  Corporate Governance..............................................................    5
         Section 3.01.  Shareholders' Authority..................................................    5
         Section 3.02.  Directors' Authority.....................................................    5
         Section 3.03.  Election and Number of Directors.........................................    5
         Section 3.04.  Selection of Officers and Authority of Officers..........................    6
         Section 3.05.  Director Authority and Major Corporate Decisions.........................    6
         Section 3.06.  Effect of Bankruptcy.....................................................    9

ARTICLE FOUR  Agreements Concerning Construction, Development, Operation
              and Funding of the Coating Company.................................................    9
         Section 4.01.  Funding and Contribution of Land Equipment, etc..........................    9
         Section 4.02.  Guaranty and Other Securitization of Loans and Financing.................   10
         Section 4.03.  Design of Line, Provision of Expertise, Purchase of Equipment, Etc.......   11
         Section 4.04.  Construction of the Facility.............................................   11

ARTICLE FIVE  Restrictions on Transfer, Issuance or Repurchase of Shares.........................   11
         Section 5.01.  Shareholder Transfer Restrictions........................................   11
         Section 5.02.  Issuance Restriction on the Coating Company..............................   12
         Section 5.03.  Repurchase Restrictions..................................................   12
         Section 5.04.  Reasonable Restriction...................................................   12
         Section 5.05.  Unauthorized Transfers are Null and Void.................................   12

ARTICLE SIX  Share Purchase Option After a Change in Control, Buyout Offer
After an Impasse, and Preferred Share Buyback....................................................   13
         Section 6.01.  Notice of Change in Control..............................................   13

         Section 6.02.  Purchase Option After a Change in Control................................   13
         Section 6.03.  Buyout Offer After an Impasse............................................   13
         Section 6.04.  Buyback of Preferred Shares..............................................   13
         Section 6.05.  Payment Term.............................................................   14
         Section 6.06.  Closing..................................................................   14

ARTICLE SEVEN  Purchase Price....................................................................   14
         Section 7.01.  Purchase Price...........................................................   14
         Section 7.02.  Books and Records........................................................   14

ARTICLE EIGHT  Payment for Shares................................................................   15
         Section 8.01.  Payment Terms............................................................   15

ARTICLE NINE  Securities Law Restrictions and Provisions.........................................   15
         Section 9.01.  Restrictive Legend.......................................................   15
         Section 9.02.  Exception to Legend Requirement..........................................   16
         Section 9.03.  Notice of Proposed Transfer..............................................   16

ARTICLE TEN  Voting of Shares Subject to Purchase Rights.........................................   17
         Section 10.01.  Voting of Shares Subject to Purchase Rights.............................   17

ARTICLE ELEVEN Miscellaneous.....................................................................   17
         Section 11.01. Financial Information....................................................   17
         Section 11.02. Additional Information...................................................   18
         Section 11.03. Notices..................................................................   19
         Section 11.04. Successors, Assigns, etc.................................................   20
         Section 11.05. Governing Law............................................................   20
         Section 11.06. Waiver...................................................................   20
         Section 11.07. Counterparts.............................................................   20
         Section 11.08. Tolling of Time..........................................................   20
         Section 11.09. Amendment or Termination of this Agreement; Action by Shareholders.......   21
         Section 11.10. Entire Agreement.........................................................   21
         Section 11.11. Provisions Severable.....................................................   21
         Section 11.12. Effect of Invalidation and Termination...................................   21
         Section 11.13. Pronouns.................................................................   22
         Section 11.14. Captions.................................................................   22
         Section 11.15. Exhibits Incorporated by Reference.......................................   22
         Section 11.16. Mandatory Arbitration....................................................   22
         Section 11.17. Approval of Agreement....................................................   23

EXHIBITS

         4.01    Description of Non-Cash Contributions
         4.03    Description of Product Ranges

SCHEDULES

         A.      Initial Equity Contributions

                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT

         This Close Corporation and Shareholder's Agreement (the "Agreement") made to be effective as of the 24TH day of MARCH, 1994, by and among Dong Yang Tinplate America Corp. ("Dong Yang America"), a California corporation, Wheeling-Pittsburgh Corporation ("Wheeling-Pittsburgh"), a Delaware corporation, Nittetsu Shoji America, Inc. ("Nittetsu"), a California corporation, and Ohio Coatings Company ("Coating Company"), an Ohio corporation.

                                    RECITALS:

         (A) The Shareholders own all 100% of the issued and outstanding Common and Preferred Shares of the Coating Company and are its only Shareholders. Dong Yang America owns 600 shares of common, Wheeling-Pittsburgh owns 600 shares of common and Nittetsu owns 300 preferred shares.

         (B) The Shareholders desire to enter into an agreement regulating certain aspects of (i) the internal affairs of the Coating Company, (ii) the operations of the Coating Company and (iii) the relations among the Shareholders, directors and officers of the Coating Company and each other person who may thereafter become the holder of Shares of the Coating Company.

         (C) The Shareholders and the Coating Company further desire to enter into an agreement in respect of the issuance, sale, transfer, distribution, encumbrance or other distribution of Shares of the Coating Company.

         NOW, THEREFORE, in consideration of the premises and of their mutual covenants set forth hereinafter, and subject to the fulfillment of the remaining terms and conditions precedent set forth in the Letter of Intent dated June 21, 1994, the parties hereto make the following agreement, intending to be legally bound thereby.

                                   ARTICLE ONE

                                   Definitions

         Section 1.01. Defined Terms. Each term with the initial letter capitalized in this Agreement shall have the meaning specified herein, when used in this Agreement, including the exhibits and schedules hereto.

         Section 1.02. Articles. "Articles" means the Articles of Incorporation of the Coating Company as in effect from time to time.

         Section 1.03. Change in Control. "Change in Control" means, with respect to Wheeling-Pittsburgh, the transfer to persons other than a holding company of a majority of the capital stock of Wheeling-Pittsburgh Steel Corporation or any transfer of substantially all of the assets of Wheeling-Pittsburgh Steel Corporation, and means, with respect to Dong Yang America or its parent, Dong Yang Tinplate Ind. Co., Ltd. ("Dong Yang"), the transfer to persons who are not immediate members of the Sohn family of a majority of the capital stock of Dong Yang, any transfer of substantially all of the assets of Dong Yang, or a change in ownership of Dong Yang America.

         Section 1.04. Code of Regulations. "Regulations" means the Code of Regulations of the Coating Company as in effect from time to time.

         Section 1.05. Impasse. "Impasse" means the inability of Dong Yang America and Wheeling-Pittsburgh to agree on a Major Corporate Decision as contemplated by Section 3.05(C) after the procedures set forth in this Section
1.05 have been exhausted:

         A       If Wheeling-Pittsburgh and Dong Yang America disagree on a
Major Corporate Decision in the Coating Company's business, either may give notice to the other that it believes that an Impasse is possible, whereupon Wheeling-Pittsburgh and Dong Yang shall through their designees negotiate in good faith, for a period of thirty (30) days from the date such notice was given, a resolution of their disagreement.

         B        If the disagreement has not been resolved within such thirty
(30) day period, then either:

         (1) Wheeling-Pittsburgh and Dong Yang America shall agree to defer the decision giving rise to the disagreement for a fixed period of time and extend (if necessary) the Raw Materials Supply Agreement or other long term agreements in which event no Impasse shall be deemed to have occurred; or

         (2) Wheeling-Pittsburgh and Dong Yang America shall select an independent mediator and attempt to resolve the disagreement through mediation. If the disagreement has not been resolved within seventy-five (75) days after notice was given under Section 1.05(A), an Impasse shall be deemed to have occurred.

         Section 1.06. Fair Market Value. "Fair Market Value" means a value or price negotiated at arm's length between the affected parties. If the parties cannot agree on a Fair Market Value for purposes of Sections 6.02 and 6.03, then it shall be determined by a certified appraiser selected by the parties and, if the parties cannot agree, then by the Arbitrator.

         Section 1.07. Shareholder. "Shareholder" means Dong Yang America, Nittetsu and Wheeling-Pittsburgh, or their successors or assigns, but excludes a purported transferee of any Shares of the Coating Company pursuant to any transaction that contravenes the terms and conditions of this Agreement and "Shareholders" means more than one Shareholder.

         Section 1.08. Share. "Share" means any share of any class of shares of the Coating Company.

         Section 1.09. Common Share. "Common Share" means any of the common Shares of the Coating Company.

         Section 1.10. Preferred Share. "Preferred Share" means any share of the non-voting (cumulative) preferred shares of the Coating Company.

         Section 1.11. Substrate. "Substrate" shall mean the black plate or cold rolled steel coils which will be converted to tin mill product by the Coating Company.

         Section 1.12. Toll Processing. "Toll Processing" means the process of coating steel or other metal coils of another for a service charge.

         Section 1.13. Raw Materials Supply Agreement. "Raw Materials Supply Agreement" refers to a long term agreement by the Coating Company to purchase a substantial amount of its substrate requirements from Wheeling-Pittsburgh Steel Corporation.

         Section 1.14. Start-Up Date. The Start-Up Date shall mean the date on which the line is first in service, producing commercially acceptable product.

         Section 1.15. Wheeling-Pittsburgh. "Wheeling-Pittsburgh" means Wheeling-Pittsburgh Corporation, its subsidiaries, affiliates and related entities.

         Section 1.16. Out-of-Pocket Expenses. For purposes of Section 4.04, the term "Out-of-Pocket Expenses" shall mean the ordinary and necessary business expenses incurred by personnel incident to their performance of services, but shall not include normal living expenses.

                                   ARTICLE TWO

                           Close Corporation Agreement

         Section 2.01. Close Corporation Agreement. This Agreement is to be a close corporation instrument governed by Section 1701.591 of the Ohio Revised Code, and is a close corporation agreement as that term is defined in Section 1701.01(X) of the Ohio Revised Code. This Agreement shall regulate aspects of the internal affairs of the Coating Company and the relations of the Shareholders, Directors and Officers of the Coating Company between themselves to the extent set forth herein and, if the Articles or Regulations of Coating Company shall be inconsistent with this Agreement, such inconsistent provision of the Articles and the Regulations shall be suspended during the term of this Agreement and the provisions of this Agreement shall be controlling. To the extent not inconsistent with the provisions of this Agreement, the Articles and Regulations of the Coating Company, as amended from time to time, shall regulate aspects of the internal affairs of the Coating Company and the relations of the Shareholders and Directors of the Coating Company among themselves.

                                  ARTICLE THREE

                              Corporate Governance

         Section 3.01. Shareholders' Authority. The Shareholders and the Coating Company agree that there shall be one (1) regular meeting of the Shareholders of the Coating Company to be held within three (3) months of the end of the Coating Company's fiscal year. The parties to this Agreement agree to hold other Shareholders meetings only when requested in writing by one of the Common Shareholders or only when required by the Ohio Revised Code.

         Section 3.02. Directors' Authority. The parties agree that there shall be two (2) regular meetings of the board of directors ("Board") of the Coating Company held semi-annually. Other meetings shall be held only upon the written request of three or more directors ("Directors") of the Coating Company. All actions of the Board shall require the affirmative vote of five (5) members in order for the action to be effective. The Directors of the Coating Company shall exercise the authority of Coating Company as provided in the Ohio Revised Code, subject to the terms and conditions of this Agreement, including, but not limited to, the requirement that all actions require four (4) affirmative votes of the members of the Board.

         If any action proposed by any member of the Board concerning the operations of the Coating Company, other than the Major Corporate Decisions described in Section 3.05(C) hereof, does not receive four (4) affirmative votes, any three (3) directors may request arbitration of this action as provided in Section 11.16 hereof.

         Section 3.03. Election and Number of Directors. The Board of the Coating Company shall be comprised of eight (8) Directors. No action shall be taken by the Board of the Coating Company except at a meeting of the Directors at which a quorum of the Directors are present, or, alternatively, pursuant to a unanimous action in writing as provided in the Ohio Revised Code.

Dong Yang America shall have the right to elect three Directors of the Coating Company and Wheeling-Pittsburgh shall have the right to elect three Directors of the Coating Company. Any Director appointed or selected by a Shareholder(s) may be removed by that Shareholder at any time with or without cause. Any vacancy on the Board shall be filled within thirty (30) days after it occurs, by the Shareholder(s) who originally designated the Director whose seat on the Board is vacant.

         Section 3.04. Selection of Officers and Authority of Officers. Notwithstanding any provision of the Ohio Revised Code to the contrary, the officers of the Coating Company and their duties, responsibilities and authority shall be as follows:

         A. The Chairman of the Board shall be elected by Dong Yang America and shall chair the meetings of the Board.

         B. The President and Chief Executive officer shall be elected by Wheeling-Pittsburgh and shall have the authority to conduct the day-to-day operations of the business as is consistent with the normal authority of a President of a corporation.

         C. An Executive Vice President elected by Dong Yang America whom the Vice President of Administration and Treasurer and Secretary will report.

         D. A Vice President of Administration and Treasurer shall be elected by Wheeling-Pittsburgh and shall have such authority and responsibility for the administrative, human resources, accounting and financial affairs of the Coating Company as the President shall prescribe through the Executive vice President.

         E. A Secretary and Assistant Secretary shall be elected by Wheeling-Pittsburgh and Dong Yang America respectively and shall be responsible for maintaining the business and corporate records of the Coating Company and shall report to the Executive Vice President.

         Section 3.05. Director Authority and Major Corporate Decisions.

         A. Limitation on Officers. No officer shall have the authority to exercise any Director's Authority (hereinafter defined) including but not limited to any activity outside the ordinary course of the business of the Coating Company which has not been previously approved by the Directors of the Coating Company.

         B.       Action by a Majority of the Directors. Except as provided in
                  Section 3.05(C) hereof, the Board by the affirmative vote of four (4) members may authorize the taking of any Director Authority or any action of the Coating Company not specifically prohibited by subparagraph (C) of Section 3.05 hereof. Director Authority shall mean all authority of the Board as provided in the Ohio Revised Code except for the actions described in subparagraph (C) of Section 3.05 hereof.

         C. Major Corporate Decisions. (a) All major corporate decisions (as hereinafter defined) shall require the affirmative vote of Common Shareholders owning sixty-six and two-thirds percent (66 2/3%) of the voting power of the Common Shares.

                           (b) For the purposes of this Agreement, "Major Corporate Decisions" shall be the following:

                  i. A decision to engage in any business other than the manufacture for sale or Toll Processing of tin mill products for customers, including, but not limited to, the decision to add additional coating lines or engage in a different line of product or business;

                  ii. Selling, leasing, assigning, exchanging, disposing or transferring all or substantially all of the assets, with or without goodwill, of the Coating Company;

                  iii. Acquiring all or substantially all of the assets or stock of another corporation or business entity, merging or consolidating with another corporation or business entity, or entering into any other business combination with another corporation or business entity;

                  iv.      Dissolving or liquidating the Coating Company;

                  v. Selling or issuance by the Coating Company of any f its Shares or other securities, including treasury Shares, or creating or issuing new classes of Shares or other securities;

                  vi. Amending the Coating Company's Articles or Regulations, provided, however, that no amendment to
                           Article 4 purporting to change the rights of Preferred Shareholders shall be made without the consent of the preferred shareholders;

                  vii. Assigning, transferring, settling, compromising, cancelling or releasing any claim of, or debt owed to, the Coating Company in excess of Two Hundred Fifty Thousand Dollars ($250,000) (in the aggregate in any one calendar year) or any customer debt in excess of five percent (5%) of the Coating Company's gross revenues for any one calendar year without receiving full payment by the Coating Company;

                  viii. Making, executing or delivering any general assignment for the benefit of creditors or any bond, guaranty, indemnity bond, or surety bond, or filing any petition for bankruptcy or similar proceeding under any state law or deciding not to contest any involuntary petition in bankruptcy;

                  ix       Confessing a judgment;

                  x. Providing for or changing the compensation, including bonuses, of any officer or Director of the Coating Company;

                  xi Authorizing any stock split, including any reverse stock split;

                  xii. Authorizing, approving or entering into any agreement or agreements with or for the benefit of any Shareholder, Director or officer of the Coating Company, or any person who is related to or affiliated, directly or indirectly, with any Shareholder, Director or officer of the Coating Company;

                  xiii. Creating, continuing or contributing to any pension or profit sharing plan;

                  xiv. Incurring or modifying the terms of any bank, governmental or other debt;

                  xv. Agreeing to cease doing business or dissolve the Coating Company;

                  xvi. Purchasing any Shares of the Coating Company from any Shareholder;

                  xvii. Entering into any agreement that provides for any of the matters described in Paragraphs (i) through (xvi) above.

         Section 3.06. Effect of Bankruptcy.

         Notwithstanding anything to the contrary stated hereinabove, in the event that a party files a petition of bankruptcy, Chapter 7 or 11, or insolvency or similar process and consequently thereafter rejects its obligations hereunder and fails to perform, then the other party shall have the power to appoint any and all directors and officers of the corporation.

                                  ARTICLE FOUR

                Agreements Concerning Construction, Development,
                  Operation and Funding of the Coating Company

         Section 4.01. Funding and Contribution of Land Equipment, etc.

         A        Wheeling-Pittsburgh Contributions. Depending upon the best tax consequences, Wheeling-Pittsburgh shall either contribute or lease to the Coating Company the land necessary to develop the Coating Company and the processing equipment it currently owns. The land and equipment are described on
Exhibit 4.01 hereof and shall be contributed at their fair market value as determined by an arms-length appraisal. The land and equipment described on
Exhibit 4.01 shall be part of Wheeling-Pittsburgh's capital contribution to the Coating Company and Wheeling-Pittsburgh shall contribute the difference between the fair market value of the land and equipment and Six Million Dollars ($6,000,000) in cash as its additional share of the capital of the Coating Company. These contributions of assets and cash shall be Wheeling-Pittsburgh's total equity contribution to the Coating Company and shall entitle Wheeling-Pittsburgh to fifty percent (50%) of the 1200 Common Shares of the Coating Company.

         B        Dong Yang America's Contributions. Dong Yang America shall contribute Six Million Dollars ($6,000,000) in cash to the Coating Company as its share of the capital of the Coating Company and shall be entitled to fifty percent (50%) of the 1200 Common Shares of the Coating Company.

         C        Nittetsu's Contributions. Nittetsu shall contribute Three
Million Dollars ($3,000,000) in cash to the Coating Company as its share of capital and shall be entitled to 100% of the 300 non-voting cumulative Preferred Shares of the Coating Company.

         Section 4.02. Guaranty and Other Securitization of Loans and Financing. The parties acknowledge and agree that the development of the tinplating line by the Coating Company shall cost approximately Sixty-Eight Million Dollars ($68,000,000). In addition to the capital contributions described in Section
4.01 hereof, the parties acknowledge and agree that they will attempt to obtain a Ten Million Dollar ($10,000,000) loan from the State of Ohio (secured by a lien on the land and building of the Coating Company), a Sixteen Million Five Hundred Thousand Dollar ($16,500,000) loan provided by or through Dong Yang America, and an additional Sixteen Million Five Hundred Thousand Dollar ($16,500,000) loan provided by or through Wheeling-Pittsburgh. Both Dong Yang America and Wheeling-Pittsburgh shall be responsible for securing or guaranteeing their respective loans described in the preceding sentence if required. Additional financing in approximately the amount of Ten Million Dollars ($10,000,000) secured, if necessary, by liens on the Coating Company's equipment will be sought from other sources.

         In addition to the capital contributions described above, Wheeling-Pittsburgh and Dong Yang America agree to contribute any additional funds (to cover cost overruns) and working capital (by capital contribution or loan) that the Coating Company is unable to secure independently from third parties. Such additional contributions or loans shall be made in proportion to their ownership of Common Shares.

         Section 4.03. Design of Line, Provision of Expertise, Purchase of Equipment, Etc. Dong Yang America and Wheeling-Pittsburgh agree (i) to be responsible for designing the tin mill line (the "Line") to be constructed by the Coating Company and (ii) to provide whatever additional expertise is required to design the Line, purchase the equipment and materials to develop the Line, and install and operate the Line.

         The Line shall be designed to produce tin mill products within the ranges specified in Exhibit 4.03.

         Section 4.04. Construction of the Facility. Dong Yang America and Wheeling-Pittsburgh agree to designate a project manager for the development of the building, the Line and the improvements necessary to develop the Line (the "Facility) and he will have responsibility and authority to develop the Facility. Both Dong Yang America and Wheeling-Pittsburgh agree to provide, during the construction phase, management and technical assistance to the Coating Company by contributing qualified personnel at no charge. Only the actual Out-of-Pocket Expenses incurred by the personnel so contributed shall be reimbursed by the Coating Company. All Out-of-Pocket Expenses will be subject to audit by the Coating Company.

                                  ARTICLE FIVE

                       Restrictions on Transfer, Issuance
                             or Repurchase of Shares

         Section 5.01. Shareholder Transfer Restrictions. In addition to the requirements of Article NINE, no Shareholder shall, except as otherwise expressly provided elsewhere in this Agreement, pledge, hypothecate, otherwise encumber, give, sell, transfer or otherwise distribute (hereinafter collectively "Transfer"), any Shares of the Coating Company unless such Transfer shall have been previously approved by the holders of Shares entitling them to exercise not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the Common Shares of the Coating Company.

         Section 5.02. Issuance Restriction on the Coating Company. The Coating Company shall not issue, sell or otherwise distribute ("Issuance") any of its Shares (whether authorized but unissued Shares or treasury Shares) to any person, firm, corporation, partnership, trust or other entity unless (i) such Issuance shall have been previously approved by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding Common Shares of the Coating Company and (2) such person shall simultaneously become bound by the terms and conditions of this Agreement by executing an amendment to this Agreement satisfactory to all of the Common Shareholders.

         Section 5.03. Repurchase Restrictions. The Coating Company shall not purchase, and no Shareholder shall sell to the Coating Company, any of Coating Company's own Shares, whether pursuant to the exercise by the Coating Company of a purchase right or otherwise, if immediately thereafter, its assets would be less than its liabilities plus its stated (paid in) capital, if any, or if it is insolvent, or if there is a reasonable ground to believe by such persons it would be rendered insolvent. For the purposes of this Section 5.03, the term "Insolvent" means that the Coating Company is unable to pay its obligations as they become due in the usual course of its business.

         Section 5.04. Reasonable Restriction. Each Shareholder and the Coating Company agree and acknowledge that the restrictions on Transfer and Issuance imposed by this Agreement are imposed to accomplish legitimate purposes of the Coating Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

         Section 5.05. Unauthorized Transfers are Null and Void. If any Shareholder shall make a purported Transfer of all or any part of the Shares of the Coating Company held by it in a transaction that contravenes this Agreement (hereinafter called the "Breach Shares"), such purported Transfer ("Breach") shall be void and of no effect whatsoever.

                                   ARTICLE SIX

                Share Purchase Option After a Change in Control,
           Buyout Offer After an Impasse, and Preferred Share Buyback

         Section 6.01. Notice of Change in Control. Promptly after a Change in Control has occurred with respect to Wheeling-Pittsburgh, Wheeling-Pittsburgh shall notify Dong Yang America in writing of such occurrence. Promptly after a Change in Control has occurred with respect to Dong Yang America or its parent company, Dong Yang America shall notify Wheeling-Pittsburgh in writing of such occurrence.

         Section 6.02. Purchase Option After a Change in Control. For forty-five
(45) days after a party receives notice from the other party pursuant to Section
6.01 hereof that a Change in Control of the other party has occurred, the party receiving the notice shall have the right and option to purchase all, but not less than all, of the Shares owned by the other party at a price equal to the original Purchase Price of $10,000 per share plus (a) 10% interest compounded from the date of original issuance of the Shares to be purchased, or (b) Fair Market Value, whichever is greater. The holder of the option shall exercise it by providing to the other party written notice, as provided in this Agreement, of such exercise within such forty-five (45) day period.

         Section 6.03. Buyout Offer After an Impasse. If an Impasse shall be deemed to have occurred, then Dong Yang America and Wheeling-Pittsburgh shall each have the right to negotiate a buyout of the other's Shares on terms that are mutually acceptable to both. Both Dong Yang America and Wheeling-Pittsburgh recognize that any buyout offer made pursuant to this Section 6.03 must be based on a Purchase Price of $10,000 per share plus (a) 10% interest compounded from the date of original issuance of the Common Shares to be purchased, or (b) Fair Market Value, whichever is greater.

         Section 6.04. Buyback of Preferred Shares. If (a) Nittetsu, in its capacity as distributor, terminates its Distribution Agreement with Coating Company pursuant to Section 4(a) thereof, or (b) the Coating Company elects not to renew Nittetsu's Distribution Agreement after the expiration of the original term or any renewal term, or (c) Nittetsu elects not to renew the Distribution Agreement after the expiration of the original term or any renewal term, then, in any event, Coating Company shall buy back Nittetsu's Preferred Shares. The obligation to repurchase under parts (a) and (b) of this Section becomes effective when the event of termination or expiration becomes effective. The obligation to repurchase under part (c) of this Section becomes effective two (2) years after the placement of the last purchase order. The buyback price shall be equal to the initial purchase price plus accumulated dividends payable in accordance with Article 4 of Coating Company's Articles of Incorporation. Once effective, the buyback shall be carried out within 90 days of the qualifying event.

         Section 6.05. Payment Term. The payment terms for the purchase of Shares pursuant to Article Six shall be as provided in Article Eight of this Agreement.

         Section 6.06. Closing. The closing of the purchase of Shares pursuant to Article Six shall be held in Martins Ferry, Ohio on or before sixty (60) days after the date written notice of exercise of the option or impasse is given.

                                  ARTICLE SEVEN

                                 Purchase Price

         Section 7.01. Purchase Price. The initial purchase price to be paid for each Common Share of the Coating Company pursuant to this Agreement shall be Ten Thousand Dollars ($10,000.00) per Share. The initial purchase price to be paid for each Preferred Share shall be Ten Thousand Dollars ($10,000) per Preferred Share.
         Section 7.02. Books and Records. The Coating Company shall maintain its books and records of account in accordance with generally accepted accounting principles, consistently applied, subject to the continuation of any such accounting practices as are approved by all (100%) of the Common Shareholders.

                                  ARTICLE EIGHT

                               Payment for Shares

         Section 8.01. Payment Terms. The initial share purchases shall be made in accordance with Schedule A attached hereto. Unless otherwise agreed by the purchaser and the seller, payment for all Shares subsequently purchased pursuant to this Agreement shall be made in full at the closing in either cash or other immediately available funds.

                                  ARTICLE NINE

                   Securities Law Restrictions and Provisions

         Section 9.01. Restrictive Legend. Except as provided in Section 9.02 of this Agreement, each certificate representing (a) the Shares and (b) any other securities issued in respect of the Shares upon any stock split, stock dividend, merger, recapitalization, consolidation or similar event shall bear a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, CONVEYED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT: (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER APPLICABLE SECURITIES LAWS; OR (2) PURSUANT TO AN OPINION OF COUNSEL, WHICH HAS BEEN OBTAINED BY THE HOLDER AND WHICH IS IN ALL RESPECTS SATISFACTORY TO THE COATING COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED FROM SUCH HOLDER TO LAWFULLY EFFECT SUCH SALE, ASSIGNMENT, CONVEYANCE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER.

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS, PROVISIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) CONTAINED IN THE AMENDED AND RESTATED CLOSE CORPORATION AND SHAREHOLDER'S AGREEMENT DATED AS OF MARCH 24, 1994 AS THE SAME MAY BE AMENDED FROM TIME TO TIME WHICH WAS DULY ASSENTED TO BY ALL THE SHAREHOLDERS OF THE CORPORATION AS PROVIDED IN SECTION 1701.591 OF THE OHIO REVISED CODE.

         THE CORPORATION WILL MAIL TO THE HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE A COPY OF THE CLOSE

         CORPORATION AND SHAREHOLDER'S AGREEMENT AND OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THE CERTIFICATE AND OF THE OTHER CLASS OR CLASSES AND OF SERIES SHARES, IF ANY, WHICH THE COATING COMPANY IS AUTHORIZED TO ISSUE, WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR.

         THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NO BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS LAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA SECURITIES ACT. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE DELAWARE SECURITIES ACT AND MAY NOT BE SUBSEQUENTLY TRANSFERRED OR SOLD UNLESS SUCH TRANSFER OR SALE IS PROPERLY REGISTERED OR EXEMPTED UNDER THE DELAWARE SECURITIES ACT.

Each Shareholder consents to the Coating Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Agreement.

         Section 9.02. Exception to Legend Requirement. A certificate representing Shares shall not be required to bear the portion of the restrictive legend relating to the securities law as set forth in Section 9.01 if, in the opinion of counsel for the Coating Company, such legend is not required in order to establish compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities law.

         Section 9.03. Notice of Proposed Transfer. Unless there is in effect a registration statement under the Securities Act or under the applicable state securities law, prior to making any transfer of Shares bearing the legend specified in 9.01, the Shareholder shall at its expense provide the Coating
Company: (i) an unqualified written opinion of legal counsel (which shall be, reasonably satisfactory to the Coating Company) addressed to the Coating Company and to the effect that such Transfer may be effected without registration under the Securities Act and under applicable state securities laws; and (ii) such other information as the Coating Company may reasonably request regarding the proposed Transfer.

                                   ARTICLE TEN

                   Voting of Shares Subject to Purchase Rights

         Section 10.01. Voting of Shares Subject to Purchase Rights. Any Shareholder or its legal representative whose Shares are being purchased pursuant to the exercise of one or more of the purchase rights provided for in this Agreement shall promptly cause each Share certificate evidencing any such Shares to be appropriately endorsed and delivered to the purchaser thereof. During the period commencing on the exercise of one or more of such purchase rights and ending upon the delivery of the Share certificate or certificates and/or upon delivery of the documents required by the regulations for a lost or destroyed certificate, each of such Shares evidenced by a certificate which shall not have been so endorsed and delivered shall be voted by the purchaser thereof as if he had received the certificates. In connection with such determination any resulting fractional Share votes shall be counted and given effect rather than rounded.

                                 ARTICLE ELEVEN

                                  Miscellaneous

         Section 11.01. Financial Information. Upon the request of any Shareholder, the Coating Company will deliver the following reports to such Shareholder, provided, however, that no Shareholder shall be provided with any confidential or proprietary commercial information such as customer lists or marketing plans:

         (a) As soon as practicable after the end of each fiscal year but, in any event, within 90 days thereafter, consolidated balance sheets of the Coating Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income, consolidated statements of shareholders' equity and consolidated statements of cash flow of the Coating

Company and its subsidiaries, if any, for such year, prepared in accordance with the accrual method of accounting and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. These statements shall be audited by independent, certified public accountants.

         (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Coating Company but, in any event, within forty-five (45) days thereafter, consolidated statements of income and consolidated statements of cash flows, of the Coating Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with the accrual method of accounting and setting forth in each case in comparative form the figures for the corresponding period during the previous fiscal year, all in reasonable detail.

         (c) Within thirty (30) days prior to the beginning of each fiscal year, an annual plan approved by the Directors of the Coating Company as provided in Section 3.02 hereof, setting forth full and complete forecasted consolidated balance sheets, consolidated statements of income, and consolidated statements of cash flow for such fiscal year and for each quarter within that year and summarizing the marketing, production, research and development, organization and staffing, and financial strategies which support the annual plan's forecasted figures.

         Section 11.02. Additional Information. Upon the request of any Shareholder, the Coating Company will deliver or provide to such Shareholder:

         (a) With reasonable promptness, such other information and data with respect to the Coating Company and its subsidiaries, if any, as any such Shareholder may from time to time reasonably request, provided, however, that no Shareholder shall be provided with any confidential or proprietary commercial information such as customer lists or marketing plans.

         (b) The right, at its expense, no more often than one time per calendar quarter, to visit and inspect any of the property of the Coating Company, to examine and copy its books of account and records, and to discuss its affairs, finances and accounts with the Coating Company officers, all at such reasonable times with reasonable notice.

         Section 11.03. Notices. Any notices, demands or other communications (collectively, "Notices") required or permitted to be given by any party to another under this Agreement shall be in writing, either delivered by hand to the other party at that party's address set forth below, or sent by postage prepaid certified mail, return receipt requested, or sent via facsimile transmission, or by courier to the other party at that party's address set forth below. A Notice delivered by hand shall be deemed to have been given when it is received by the party to whom it is being given. A Notice sent by certified mail or courier shall be deemed to have been given upon the signing of the notice of receipt or refusal after such Notice has been mailed/sent to the Notice address of the recipient. The facsimile copy shall be deemed received when acknowledged by the receiver. The Notice addresses of the parties are as follows:

         If to the Coating Company:

                           Ohio Coatings Company
                           P. O. Box 339
                           Martins Ferry, Ohio 43935

         If to Dong Yang America:

                           Dong Yang Tinplate America Corp.
                           880 West First Street, Suite 525
                           Los Angeles, CA 90012

         If to Wheeling-Pittsburgh:

                           Attn: President
                           Wheeling-Pittsburgh Corporation
                           110 East 59th Street, 30th Floor
                           New York, New York 10022

         with a copy to:

                           Attn: James T. Gibbons
                           Wheeling-Pittsburgh Steel Corporation
                           1134 Market Street
                           Wheeling, West Virginia 26003

         If to Nittetsu:

                           Nittetsu Shoji America, Inc.
                           Citicorp Plaza, Suite 1860
                           725 S. Figueroa Street
                           Los Angeles, CA 90017

Any change in the Notice address of a party for the purpose Notice under this
Section 11.03 may be effected only by Notice given to all of the other parties.

         Section 11.04. Successors, Assigns, etc.

         The terms and provisions hereof shall bind and inure to the benefit of the parties and their respective heirs, successors and permitted assigns (including successive, as well as immediate, successors and assigns).

         Section 11.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         Section 11.06. Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         Section 11.07. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         Section 11.08. Tolling of Time. The running of any period of time during which, under this Agreement, any right may be exercised or any obligation must be performed shall be tolled for as long as the order of any court shall prohibit the exercise of any such right or the performance of any such obligation.

         Section 11.09. Amendment or Termination of this Agreement; Action by Shareholders. Without the written consent of Shareholders owning at least eighty percent (80%) of the Shares then outstanding, (i) this Agreement may not be amended or terminated, provided, however, that no section of this Agreement describing the rights and/or obligations of Preferred Shareholders shall be amended or terminated without the consent of such Preferred Shareholder. Neither the Coating Company nor any shareholder shall do or cause to be done anything that would result in the invalidation of this Agreement, including causing the Coating Company to become a public company.

         Section 11.10. Entire Agreement. This Agreement along with the Letter of Intent dated June 21, 1994, which refers to the Raw Materials Supply Agreement, Equipment Supply Agreement, the loan agreements provided for in
Section 4.02 and Distribution Agreement(s) are the entire and exclusive statement of the parties' agreement and they supersede all prior agreements, understandings, negotiations and discussions among the parties, whether oral or written, including, without limitation, prior letters of intent.

         Section 11.11. Provisions Severable. If any provision of this Agreement or the application of any such provision to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provisions of this Agreement or the application of such provisions to any other person or circumstance, all of which other provisions shall remain in full force and effect; and, if any provision of this Agreement is capable of two constructions, one of which would render the provision invalid, then such provision shall have the meaning which renders it valid.

         Section 11.12. Effect of Invalidation and Termination. If all of the terms and conditions precedent set forth in the Letter of Intent dated June 21, 1994 have not been satisfied or waived prior to the expiration date set forth therein, then this Shareholder's Agreement shall terminate and the Coating Company shall unwind all prior transactions and return all equity contributions to their respective contributors.

         In the event of any invalidation of this Agreement pursuant to the provisions of Section 1701.591 of the Ohio Revised Code or the termination of this Agreement pursuant to any provision set forth herein, the entire Agreement shall be of no further effect and all aspects of the internal affairs of the Coating Company and the regulations of the holders of the Common Shares and Preferred Shares among themselves shall be governed by the Articles and Regulations of the Corporation as then in effect.

         Section 11.13. Pronouns. When used in this Agreement, each pronoun and the term "Person" shall be deemed to mean one or more individuals, firms, corporations (non-profit or for profit), trusts, partnerships, unincorporated societies or associations, governmental bodies or any agency or subdivision thereof, or any other entities, as the context or circumstances may indicate.

         Section 11.14. Captions. The captions contained in this Agreement were included only for convenience or reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

         Section 11.15. Exhibits Incorporated by Reference. All exhibits attached hereto are incorporated by reference as if fully rewritten herein.

         Section 11.16. Mandatory Arbitration. Any dispute that may arise regarding the rights or duties of the parties established pursuant to the provisions of this Agreement, except pursuant to the provisions of Section 3.05(C)(b)(1), or regarding the enforcement of such provisions, shall be subject to the provisions of this Section 11.16. In the event that any such dispute shall arise, the parties shall in good faith attempt to amicably resolve said dispute. In the event that a resolution cannot be reached within fifteen (15) days, any party to the dispute may submit such dispute to arbitration in Pittsburgh, Pennsylvania or in another mutually acceptable location in accordance with the rules of the American Arbitration Association then prevailing; provided however, such dispute shall be arbitrated and a decision rendered within a sixty (60) day period. The arbitrator may issue any order or provide any remedy existing in law or equity and his or her decision shall be final and binding. Each party to the arbitration shall be responsible for its pro rata share of the arbitration costs, including the fee of the arbitrator.

         Section 11.17. Approval of Agreement. The effectiveness of this agreement is subject to the approval of the respective Boards of Directors of each of Dong Yang, Wheeling-Pittsburgh, Nittetsu Shoji and the Coating Company on or before September 21, 1994.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

WITNESSETH:                               DONG YANG TINPLATE AMERICA CORP.

______________________________            By: [illegible signature]
                                              ---------------------------------

                                          Its:       President

                                          Date:      February 21, 1995

                                          WHEELING-PITTSBURGH CORPORATION

______________________________            By: /s/ James L. Wareham
                                              ----------------------------------
                                                     James L. Wareham
                                          Its:       President

                                          Date:      February 21, 1995

                                          NITTETSU SHOJI AMERICA, INC.

______________________________            By: [signature illegible]
                                              ----------------------------------

                                          Its:       President

                                          Date:      February 21, 1995

                                          OHIO COATINGS COMPANY

______________________________            By: [signature illegible]
                                              ----------------------------------

                                          Its:       President & CEO

                                          Date:      February 21, 1995

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:

         I, Diane Y. Duncan, Notary of said County and State, do certify that ______________________, who signed the writing hereto annexed bearing date the
_____ day of __________________, 1995, for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged the said writing to be the act and deed of said corporation.

         Given under my hand and official seal this ____ day of _________________, 1995.

                                              __________________________________
                                                          Notary Public

My Commission Expires:
October 28, 1997

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:

         I, Diane Y. Duncan, Notary of said County and State, do certify that James L. Wareham, who signed the writing hereto annexed bearing date the ______ day of __________________, 1995, for WHEELING-PITTSBURGH CORPORATION has this day acknowledged the said writing to be the act and deed of said corporation.

         Given under my hand and official seal this ______ day of ___________________, 1995.

                                              __________________________________
                                                          Notary Public

My Commission Expires:
October 28, 1997

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:

         I, Diane Y. Duncan, Notary of said County and State, do certify that _____________________, who signed the writing hereto annexed bearing date the
______ day of __________________, 1995, for NITTETSU SHOJI AMERICA, INC., has this day acknowledged the said writing to be the act and deed of said corporation.

         Given under my hand and official seal this ______ day of ___________________, 1995.

                                              __________________________________
                                                          Notary Public

My Commission Expires:
October 28, 1997

STATE OF WEST VIRGINIA,
COUNTY OF OHIO:

         I, Diane Y. Duncan, Notary of said County and State, do certify that ____________________________, who signed the writing hereto annexed bearing date the ______ day of __________________, 1995, for OHIO COATINGS COMPANY, has this day acknowledged the said writing to e the act and deed of said corporation.

         Given under my hand and official seal this ______ day of ___________________, 1995.

                                              __________________________________
                                                          Notary Public

My Commission Expires:
October 28, 1997

                               FIRST AMENDMENT TO

                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT


     THIS FIRST AMENDMENT TO CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT (the "Amendment") is made and entered into as of December 26, 1997, by and among Dong Yang America Corporation, f/k/a Dong Yang Tinplate America Corp. ("Dong Yang America"), a California corporation, Wheeling-Pittsburgh Corporation ("Wheeling-Pittsburgh"), a Delaware corporation and Ohio Coatings Company ("Coating Company"), an Ohio corporation.

     WHEREAS, the parties hereto are parties to that certain Close Corporation and Shareholders' Agreement dated as of March 24, 1994 (the "Agreement").

     WHEREAS, the parties desire to amend the Agreement in accordance with
Section 11.09 therein.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

1.0 Section 3.02 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

     Section 3.02. Directors' Authority. The parties agree that there shall be two (2) regular meetings of the board of directors ("Board") of the Coating Company held semi-annually. Other meetings shall be held only upon the written request of three or more directors ("Directors") of the Coating Company. All actions of the Board shall require the affirmative vote of five (5) members in order for the action to be effective. The Directors of the Coating Company shall exercise the authority of Coating Company as provided in the Ohio Revised Code, subject to the terms and conditions of this Agreement, including, but not limited to, the requirement that all actions require FIVE (5) affirmative votes of the members of the Board.

     If any action proposed by any member of the Board concerning the operations of the Coating Company, other than the Major Corporate Decisions described in Section 3.05(C) hereof, does not receive five (5) affirmative votes, any FOUR (4) directors may request arbitration of this action as provided in Section 11.16 hereof.

2.0 Section 3.03 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

     Section 3.03. Election and Number of Directors. The Board of the Coating Company shall be comprised of eight (8) Directors. No action shall be taken by the Board of the Coating Company except at a meeting of the Directors at which a quorum of the Directors are present, or, alternatively, pursuant to a unanimous action in writing as provided in the Ohio Revised Code. Dong Yang America shall have the right to elect FOUR (4) Directors of the Coating Company and Wheeling-Pittsburgh shall have the right to elect FOUR
     (4) Directors of the Coating Company. Any Director appointed or selected by a Shareholder(s) may be removed by that Shareholder at any time with or without cause. Any vacancy on the Board shall be filled within thirty (30) days after it occurs, by the Shareholder(s) who originally designated the Director whose seat on the Board is vacated.

3.0 Section 3.04 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

     Section 3.04. Selection, Authority and Compensation of Officers. Notwithstanding any provision of the Ohio Revised Code to the contrary, the officers of the Coating Company and their duties, responsibilities, authority AND COMPENSATION shall be as follows:

     A. The Chairman of the Board shall be elected FROM TIME TO TIME, AND AT ANY TIME, BY WHEELING PITTSBURGH and shall chair the meetings of the Board.

     B. THE HONORABLE CHAIRMAN OF THE BOARD SHALL BE ELECTED FROM TIME TO TIME, AND AT ANY TIME, BY DONG YANG AMERICA. THE PERSON ELECTED TO THIS POSITION SHALL CALL EACH MEETING OF THE BOARD TO ORDER AND MAKE THE OPENING REMARKS FOR THAT MEETING.

     C. The President and Chief Executive Officer shall be elected FROM TIME TO TIME, AND AT ANY TIME, by Wheeling-Pittsburgh and shall have the authority to conduct the day-to-day operations of the business as is consistent with the normal authority of a President of a corporation. WHEELING-PITTSBURGH

          SHALL HAVE THE EXCLUSIVE AUTHORITY AND RIGHT TO DETERMINE THE SALARY OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER; PROVIDED, HOWEVER, THE MAXIMUM SALARY PAYABLE TO SUCH OFFICER SHALL NOT EXCEED THE MAXIMUM SALARY AMOUNT DETERMINED BY THE SHAREHOLDERS FROM TIME TO TIME.

     D. An Executive Vice President SHALL BE elected FROM TIME TO TIME, AND AT ANY TIME, by Dong Yang America to whom the Vice President of Administration, Treasurer, CHIEF FINANCIAL OFFICER and Secretary will report. DONG YANG AMERICA SHALL HAVE THE EXCLUSIVE AUTHORITY AND RIGHT TO DETERMINE THE SALARY OF THE EXECUTIVE VICE PRESIDENT; PROVIDED, HOWEVER, THE MAXIMUM SALARY PAYABLE TO SUCH OFFICER SHALL NOT EXCEED THE MAXIMUM SALARY AMOUNT DETERMINED BY THE SHAREHOLDERS FROM TIME TO TIME.

     E. A Vice President of Administration, Treasurer AND CHIEF FINANCIAL OFFICER shall be elected FROM TIME TO TIME, AND AT ANY TIME, by Wheeling-Pittsburgh and shall have such authority and responsibility for the administrative, human resources, accounting and financial affairs of the Coating Company as the President shall prescribe through the Executive Vice President, AS WELL AS THE POWERS AND DUTIES NORMALLY ASSOCIATED WITH THE TITLE OF CHIEF FINANCIAL OFFICER; PROVIDED, HOWEVER, THAT HE/SHE SHALL REPORT TO THE EXECUTIVE VICE PRESIDENT. WHEELING-PITTSBURGH SHALL HAVE THE EXCLUSIVE AUTHORITY AND RIGHT TO DETERMINE THE SALARY OF THE VICE PRESIDENT OF ADMINISTRATION, TREASURER AND CHIEF FINANCIAL OFFICER; PROVIDED, HOWEVER, THE MAXIMUM SALARY PAYABLE TO SUCH OFFICER SHALL NOT EXCEED THE MAXIMUM SALARY AMOUNT DETERMINED BY THE SHAREHOLDERS FROM TIME TO TIME.

     F. A VICE PRESIDENT OF BUSINESS DEVELOPMENT SHALL BE ELECTED FROM TIME TO TIME, AND AT ANY TIME, BY DONG YANG AMERICA AND SHALL HAVE THE AUTHORITY, DUTIES AND RESPONSIBILITIES AS SET FORTH IN ATTACHMENT A HERETO AND INCORPORATED HEREIN BY THIS REFERENCE. DONG YANG AMERICA SHALL HAVE THE EXCLUSIVE AUTHORITY AND RIGHT TO DETERMINE THE SALARY OF THE VICE PRESIDENT OF BUSINESS DEVELOPMENT; PROVIDED, HOWEVER, THE MAXIMUM SALARY PAYABLE TO SUCH OFFICER SHALL NOT EXCEED THE MAXIMUM SALARY AMOUNT DETERMINED BY THE SHAREHOLDERS FROM TIME TO TIME.

     G. A Secretary [DELETED "ASSISTANT SECRETARY"] shall be elected by Wheeling-Pittsburgh and shall be responsible for maintaining the business and corporate records of the Coating Company and shall report to the Executive Vice President.

4.0 Section 3.05(B) is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

     B. Action by a Majority of the Directors. Except as provided in Section 3.05(C) hereof, the Board by the affirmative vote of FIVE (5) members may authorize the taking of any Director Authority or any action of the Coating Company not specifically prohibited by subparagraph (C) of
          Section 3.05 hereof. Director Authority shall mean all authority of the Board as provided in the Ohio Revised Code except for the actions described in subparagraph (C) of Section 3.05 hereof.

5.0 Section 3.05(C)(b)(x) is hereby amended as follows [emphasis added to show changes]:

     x. Providing for or changing the compensation, including bonuses, of any officer or Director of the Coating Company, EXCEPT AS OTHERWISE DETERMINED BY THE APPOINTING SHAREHOLDER IN ACCORDANCE WITH SECTION 3.04.

6.0 The following terms and conditions shall be added to the Agreement and shall comprise Section 3.07:

     Section 3.07. Annual Target Bonuses. The Board of Directors is authorized to grant, in its sole discretion, and in accordance with the terms and conditions contained herein, annual target bonuses for each completed fiscal year to (i) the President and Chief Executive Officer, (ii) the Executive Vice President, (iii) the Vice President of Administration, Treasurer and Chief Financial Officer, and/or (iv) the Vice President of Business Development (the "Executive Officers)"). In each Executive Officer's case, the annual target bonus, if paid, shall not exceed fifty percent (50%) of such Executive Officer's annual salary, as determined in accordance with Section 3.04 herein, and may only be paid to one or more Executive Officers if the Coating Company has achieved a positive net income (after all applicable taxes for the applicable fiscal year). If paid, all annual target bonuses shall be payable only out of the Coating Company's after tax net income for such fiscal year. In no event shall the aggregate of all annual target bonuses paid with respect to any fiscal year exceed twenty percent (20%) of the Coating Company's entire after tax net income for such year. The Compensation Committee of the Board shall have the sole authority to interpret and apply the provisions of the foregoing.

7.0 Except as expressly set forth above, the Agreement remains in full force and effect and is not modified in any respect.

8.0 This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered, in accordance with Section 11.03 of the Agreement, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer on the date first above written.


DONG YANG AMERICA CORPORATION                        WHEELING-PITTSBURGH
                                                     CORPORATION


By:      [signature illegible]                       By:  [signature illegible]
   -----------------------------------------            ------------------------


Its:     president                                   Its:        Chairman
    ----------------------------------------             -----------------------



OHIO COATINGS COMPANY

By:      [signature illegible]
   -----------------------------------------


Its:     President
    ----------------------------------------

                               SECOND AMENDMENT TO
                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT

         THIS SECOND AMENDMENT TO CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT (the "Amendment") is made and entered into May 1, 1998 by and among Dong Yang Tinplate America Corp. ("Dong Yang America"), a California corporation, Wheeling-Pittsburgh Corporation ("Wheeling-Pittsburgh"), a Delaware corporation, Nittetsu Shoji America, Inc. ("Nittetsu'), a California corporation and Ohio Coatings Company ("Coatings Company"), an Ohio corporation.

         WHEREAS, the parties hereto are parties to a certain Close Corporation and Shareholders' Agreement dated as of March 24, 1994, as amended by the First Amendment to Close Corporation and Shareholders Agreement dated as of December 26, 1997, by and among Dong America, Wheeling-Pittsburgh and Coating Company (the "Agreement").

         WHEREAS, the parties desire to further amend the Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

PARAGRAPH 1. EFFECTIVE DATE AND EFFECT.

         1.1 Effective Date. The effective date of this Amendment shall be May 1, 1998.

         1.2 Effect. Except as expressly amended by this Amendment the Agreement remains unchanged, in full force and effect and is incorporated herein by reference as if rewritten in its entirety. Each reference in the Agreement (whether made by the use of the term "Agreement or the use of the prefix "here____", "there____" or otherwise) shall mean the Agreement as amended by and including this Amendment. Except as otherwise amended or defined in this Amendment, all capitalized arms used in this Amendment shall have the meanings given to them by the Agreement as amended by this Amendment.

PARAGRAPH 2. AMENDMENT OF EXISTING PROVISIONS

         2.1 Section 4.02 Guaranty and Other Securitization of Loans and Financing is hereby amended by deleting the second paragraph of such Section in its entirety.

PARAGRAPH 3. ADDITIONAL PROVISIONS.

         3.1      The Agreement is hereby amended by adding the following
Sections:

                  Section 1.17 CitiBank Prime Rate. "CitiBank Prime Rate" is the rate of interest CitiBank NA publicly establishes from time to time as its prime rate. Any change in the interest rate resulting from a change in the CitiBank Prime Rate shall become effective as of the date on which such change in the CitiBank Prime Rate becomes effective.

                  Section 4.05 Capital Maintenance Obligations.

                  A. From time to time during the term of this Agreement, in addition to the capital contributions required by Section 4.01 hereof, Dong Yang America and Wheeling-Pittsburgh each agrees to contribute to the Coating Company its Proportionate Share (as defined below) of the following (either and both, a "Capital Maintenance Obligation"):

                  1. Any amount(s) determined to be required by the certain Capital Maintenance Agreement dated December 7, 1995 by and among Wheeling-Pittsburgh, Dong Yang America, Coating Company and National City Bank Northeast (the "Capital Maintenance Agreement") to be contributed by Wheeling-Pittsburgh and Dong Yang America to Coating Company as Deficit Advances thereunder, pursuant to the terms thereof, and/or

                  2. Any amount(s) determined jointly by the President and the Executive Vice President of Coating Company to be required to meet Coating Company's working capital requirements and/or its obligations to third party lenders, including National City Bank, which amounts) cannot otherwise be secured independently from third parties. Neither the President nor the Executive Vice President shall unreasonably withhold his concurrence to the determination of a required amount under this Section 4.05A.2. Such joint determination shall be final and conclusive and, notwithstanding any provision of this Agreement to the contrary, shall not be the subject of the mandatory arbitration provisions of Section 11.16 hereof or the Impasse resolution provisions of Sections 1.05 and 6.03 hereof.

         "Proportionate Share" means, as to either Dong Yang America or Wheeling-Pittsburgh, the dollar amount which is the product of multiplication of (i) the proportion of its ownership of record of issued and outstanding Common Shares (including for such purpose Additional Common Shares, if any are then issued and outstanding) as of the date on which the Joint Notice of a Capital Maintenance Obligation is issued, times (ii) the total amount of such Capital Maintenance Obligation.

                  B. Promptly following a determination of the existence and the amount of a Capital Maintenance Obligation pursuant to the preceding Section 4.05A., Coating Company shall notify Dong Yang America and Wheeling-Pittsburgh in writing (the "Joint Notice") of (i) the total amount of the Capital Maintenance Obligation; (ii) their respective Proportionate Shares thereof; and (iii) the date by which payment of such Proportionate Shares must be made (the "Due: Date"). Coating Company shall make all reasonable efforts to issue the Joint Notice to Dong Yang America and Wheeling-Pittsburgh at least sixty (60) Banking Days prior to the Due Date stated therein. However, no deficiency in any Joint Notice (including issuance of such Joint Notice less than 60 Banking Days prior to the Due Date) shall excuse the Common Shareholders, or either of them, From fulfilling their respective obligations under this Section 4.05A.

                  C. Wheeling-Pittsburgh and Dong Yang America each will confirm to the other and to Coating Company in writing as promptly as possible but in no event later than seven (7) Banking Days after the issuance of the Joint Notice that it will make payment of its Proportionate Share of the Capital Maintenance Obligation in full on the Due Date.

                  D. Payment of the Proportionate Share of Capital Maintenance Obligations arising:

                  1. Under Section 4.05A.1. hereof shall be made pursuant to the terms of the Capital Maintenance Agreement.

                  2. Under Section 4.05A.2. hereof shall be made by way of a capital contribution to Coating Company in exchange for the issuance of new Common Shares at the issuance price of Ten Thousand Dollars ($10,000) per Common Share (for purposes of this Section 4.05, the "Additional Common Shares"). Such payment shall be made by federal funds bank wire transfer to Coating Company within sixty (60) Banking Days (as defined in the Capital Maintenance Agreement) after the date of the Joint Notice relating thereto, unless the Joint Notice specifies a different Due Date.

                  E.       If either party fails to:

                  1. Make the confirmation required by Section 4.05C. hereof on a timely basis, it will be deemed deficient, whereupon the other party may elect, by written notice given to the deficient party and to Coating Company as promptly as possible but' in no event later than fifteen (15) Banking Days after the date of issuance of the Joint Notice, to pay the entire amount of the Capital Maintenance obligation on the Due Date; or

                  2. Make timely payment of its Proportionate Share in compliance with Section 4.05D. hereof, it will be deemed deficient, whereupon the other party may elect, by written notice given to the deficient party and to Coating Company as promptly as possible following such failure, to pay, in addition to its own Proportionate Share, the Proportionate Share of the deficient party.

         In either event, upon payment by one party to Coating Company of amounts in the aggregate constituting the entire amount of a Capital Maintenance Obligation, the deficient party (the "Obligor") shall become obligated to reimburse the paying party (the "Obligee") for the Obligor's Proportionate Share plus interest calculated at the CitiBank Prime Rate plus one percent (1%) for the period beginning on the date on which such payment in respect of the Obligor's Proportionate Share is made and ending on the date on which the Reimbursement Obligation is due and payable, and thereafter at a default rate of the CitiBank Prime Rate plus three percent (3%) (the "Reimbursement Obligation"). The Reimbursement Obligation shall be evidenced by a promissory note by Obligor to Obligee having a term of not more than twelve (12) months and containing such other terms and conditions as are reasonably satisfactory to Obligee and otherwise inconsistent herewith (the "Note"). Such Note shall be executed and delivered by Obligor to Obligee concurrently with Obligee's payment to Coating Company which gives rise to the Reimbursement Obligation evidenced thereby. The Reimbursement Obligation and the Note shall be secured by either: (i) an irrevocable bank letter of guarantee (or an irrevocable commercial letter of credit) drawn on a U.S. bank or the U.S. branch of a foreign bank, on terms and conditions acceptable to Obligee; or (ii) a pledge of Obligor's Additional Common Shares.

                  F. In the event that any Reimbursement Obligation is not paid in full when due pursuant to the terms of the Note evidencing such Reimbursement Obligation, then so long as such default remains uncured (whether by payment, by Obligee's election to accept Additional Common Shares of Coating Company in lieu of payment pursuant to the following Section 4.05G., or otherwise), the number of votes which Obligee shall be entitled to exercise in matters put to the vote of the Common Shareholders of Coating Company shall be that number of votes yielding the proportion of the total voting power of Coating Company which Obligee would hold upon an election made pursuant to the following Section 4.05G. with respect to such Reimbursement Obligation if such election were deemed to have been made as of the maturity date of the Note, and the number of votes which Obligor shall be entitled to exercise in such matters shall be reduced to such number yielding voting power equivalent to the difference between such proportion and one hundred percent (100%). The following is an example of the application of the foregoing formula:

                  Assume for purposes of illustration only that:

                  a. Each Common Shareholder holds 600 Common Shares, each Common Share entitling the holder to one vote.

                  b. Each Common Shareholder is issued 150 Additional Common Shares as the result of a $3,000,000 Capital Maintenance obligation, of which each had a $1,500,000 Proportionate Share (e.g., 150 Shares at $10,000 per share).

                  c. Shareholder No. 1 is unable to pay its Proportionate Share on the Due Date of the Capital Maintenance Obligation, so Shareholder No. 2 pays the entire amount of the Capital Maintenance Obligation to Coating Company, and Shareholder No. 1 owes a Reimbursement Obligation to Shareholder No. 2 in the principal amount of $1,500,000. It is evidenced by a Note having a term of one year.

                  d. Shareholder No. 1 (the Obligor) is unable to pay the Note on its maturity.

                  e. During the one year period between the maturity of the Note and the second anniversary of the date on which the Reimbursement Obligation was incurred (which is the date of issuance of the Note), so long as the Note remains unpaid, Shareholder No. 2 (the Obligee) will be entitled to exercise voting power of Coating Company in the proportion which it would be entitled to hold if it was deemed to have made a
                  Section 4.05G. election as of the maturity date of the Note, to wit:

                                         ----------------------------------------------------------------
                                             Shareholder No. 1         Shareholder No. 2         Total
---------------------------------------------------------------------------------------------------------
                                             No.           %            No.           %
                                           Shares        Owned         Shares       Owned     No. Shares
---------------------------------------------------------------------------------------------------------
Original Common Shares                       600          50%           600          50%         1200
-----------------------------------------
Additional Common Shares                     150          50%           150          50%          300
---------------------------------------------------------------------------------------------------------
Total before default on Note                 750          50%           750          50%         1500
---------------------------------------------------------------------------------------------------------
Transfer of Voting Power as if Section      (150)        (10%)          1S0          10%            -
  4.05G. Election
---------------------------------------------------------------------------------------------------------
Total as if Section 4.05G. Election          600          40%           900          60%         1500
---------------------------------------------------------------------------------------------------------

         G.       In the event that:

         1. Obligor fails to deliver the executed Note and collateral to Obligee on the date a Reimbursement Obligation arises (which shall be considered an event of default hereunder); or

         2. the Reimbursement Obligation is not paid in full when due pursuant to the terms of the Note evidencing such Reimbursement Obligation, and such default is not cured by full payment of such Reimbursement Obligation on or before the second anniversary of the date on which such Reimbursement Obligation was incurred, then Obligee may elect, by written notice given to Obligor and to Coating Company, to take ownership of those Additional Common Shares issued (or to be issued) to the Obligor in exchange for the amount of the Reimbursement Obligation in default; provided that if the Reimbursement Obligation and the Note are secured by a bank letter of guarantee or letter of credit, Obligee shall first draw on and apply the proceeds of the letter of guarantee or letter of credit to satisfaction of the Reimbursement Obligation and may make election under this Section 4.05G.2. only if, after such application of proceeds, the default is not cured by full payment of such Reimbursement Obligation on o before the second anniversary of the date on which such Reimbursement Obligation was incurred.

The Common Shareholders hereby give their unanimous authorization, approval, and consent, as required by Section 3.05C. and Article Five of this Agreement, to, and hereby do direct, Coating Company to, promptly upon receipt of such notice:
(i) cancel on its books and records (or stop issuance of) the Additional Common Shares issued (or to be issued) to Obligor in respect of the amount of the Reimbursement Obligation in default, and (ii) issue and deliver to Obligee share certificates evidencing the issuance of an equivalent number of Additional Common Shares to Obligee. Upon issuance of such Additional Common Shares to
Obligee: (i) the principal amount of the related Reimbursement Obligation will be deemed to be paid and extinguished; (ii) the Additional Common Shares issued to Obligor in respect of the amount of the Reimbursement Obligation in default shall be deemed cancelled and void; and (iii) Obligor shall have no rights of any sort whatsoever to or in respect of the Additional Common Shares issued to Obligee pursuant to this Section 4.05G. Obligor shall forthwith deliver to Coating Company for cancellation the share certificates evidencing the Additional Common Shares issued to Obligor in respect of the amount of the Reimbursement Obligation in default, and Coating Company shall promptly issue and deliver to Obligee the share certificates evidencing the issuance of such equivalent number of Additional Common Shares to Obligee.

Nothing contained in this Section 4.05G shall be construed to require the relinquishment or cancellation of any Common Shares issued and outstanding on the effective date of this Amendment.

         H. While a Reimbursement Obligation is outstanding, any subsequent payments by the Obligor in respect of Capital Maintenance Obligations shall be applied first to its Proportionate Share of any outstanding Capital Maintenance Obligation which has not become a Reimbursement Obligation, and then to Reimbursement Obligations in inverse order of the incurrence thereof. Obligee may, but is not required to, accept partial payments of the aggregate Reimbursement Obligation at any time outstanding.

         I. Coating Company shall not be required to repay, in whole or in part, any loan or return, in whole or in part, any capital contribution made to Coating Company in satisfaction of a Capital Maintenance Obligation if such repayment or return would cause Coating Company to breach any obligation under any agreement to which Coating Company is a party (including without limitation
Section 2(e) of the Capital Maintenance Agreement or Section 5.03 hereof.

         J. All rights and remedies of an Obligee under this Agreement in respect of Reimbursement Obligations are cumulative and in addition to all other rights available to Obligee under any other agreement or other document, at law or in equity.

         K.       In the event that, under the circumstances described by
Section 4.05E.1. or Section 4.05E.2. hereof, the non-defaulting party elects not to pay the defaulting party's Proportionate Share of the Capital Maintenance Obligation (in addition to the non-defaulting party's own Proportionate Share of the Capital Maintenance Obligation), then the defaulting parry may pledge its Common Shares (including Additional Common Shares, if any are issued and outstanding) to the record holder of Preferred Shares, or a bank as security for a loan the proceeds of which are applied to payment in full of the defaulting party's Proportionate Share of the Capital Maintenance Obligation; provided that while the defaulting party remains the record holder of such pledged Common Shares, the record holder of Preferred Shares or any such bank shall not obtain any rights to vote or direct the voting of such pledged Common Shares.

PARAGRAPH 4. CONDITIONAL ADDITIONAL PROVISIONS.

         4.1 The following provisions further amending the Agreement shall become effective without any further action of any kind upon and as of the earlier to occur of the reallocation of voting power pursuant to Section 4.05F. of this Amendment, or the date of transfer of Additional Common Shares to Obligee pursuant to Section 4.05G. of this Amendment. Nothing contained in this Agreement shall be construed to make the following provisions effective (including expressly but without limitation changing the number of Directors of Coating Company from eight (8), as provided on the date of this Agreement) unless and until there is a default under this Agreement pursuant to Section 4.05F. or Section 4.05G.

                  A. Section 3.02, Directors' Authority, is hereby amended by deleting such Section in its entirety and substituting therefor the following:

         Section 3.02 Directors Authority. There shall be two (2) regular meetings of the board of directors (the 'Board') of the Coating Company to be held semi-annually. Other meetings shall be held only upon the written request of three or more directors ("Directors") of the Coating Company. A majority of the whole number of authorized Directors shall constitute a quorum for a meeting of Directors. The act of a majority of Directors present at a meeting is the act of the Board, unless otherwise provided by law, the Articles, the Regulations or this Agreement.

                  B. Section 3.03, Election and Number of Directors is hereby amended by deleting such Section in its entirety and substituting therefor the following:

         Section 3.03 Election, Number of Directors and Term. The Board of the Coating Company shall be comprised of nine (9) Directors. The Directors shall be elected by vote of the holders of Common Shares (the "Common Shareholders"), with each Common Share conferring on the holder thereof one vote. Subject to compliance with the notice requirements of Section 1701.55(C) of the Ohio Revised Code, each Common Shareholder shall have the right to cumulate its voting power in an election of Directors. Each Director shall serve until the next annual meeting of the Coating Company and his successor is duly elected, or his resignation, removal or death. Directors may be removed by majority vote of the Common Shareholders at any time with or without cause; provided that no Director shall be removed if the number of votes cast against his removal would, if cumulatively voted at an election of all directors, be sufficient to elect at least one Director.

                  C. Section 3.05 Director Authority and Major Corporate Decisions is hereby amended by:

                  1. deleting Section 3.05B. Action by a Majority of the Directors in its entirety and substituting therefor the following:

                             [Intentionally omitted]

                  2. deleting Section 3.05C.(b) Major Corporate Decisions in its entirety and substituting therefor the following:

                  (b) For the purposes of this Agreement, "Major Corporate Decisions" shall be the following:

                  i. A decision to engage in any business other than the manufacture for sale or Toll Processing of tin mill products for customers, including, but not limited to, the decision to add additional coating lines or engage in a different line of product or business;

                  ii. Selling, leasing, assigning, exchanging, disposing or transferring all or substantially all of the assets, with or without goodwill, of the Coating Company;

                  iii. Acquiring all or substantially all of the assets or stock of another corporation or business entity, merging or consolidating with another corporation or business entity, or entering into any other business combination, with another corporation or business entity;

                  iv.      Dissolving or liquidating the Coating Company;

                  v. Amending the Coating Company's Articles, provided, however, that no amendment to Article 4 purporting to change the rights of Preferred Shareholders shall be made without the consent of the Preferred Shareholders;

                  vi. Making, executing or delivering any general assignment for the benefit of creditors or any bond, guaranty, indemnity bond, or surety bond, or filing any petition for bankruptcy or similar proceeding under any state law or deciding not to consent any involuntary petition in bankruptcy;

                  vii. Agreeing to cease doing business or dissolve the Coating Company;

                  viii. Entering into any agreement that provides for any of the matters described in paragraphs (i) through (vii) above.

PARAGRAPH 5. MISCELLANEOUS.

         5.1 Counterparts. This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized officer on the date first written above.

DONG YANG TINPLATE AMERICA CORP               NITTETSU SHOJI AMERICA INC.

By:[signature illegible]                      By:_______________________________
   ---------------------------------
Its:                       1/5/98             Its:______________________________

WHEELING-PITTSBURGH CORPORATION               OHIO COATINGS COMPANY

By: /s/ John Testa                            By:_______________________________
    --------------------------------
Its: V.P.                  5/1/98             Its:______________________________

                               THIRD AMENDMENT TO

                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT

         THIS THIRD AMENDMENT TO CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT (the "Amendment") is made and entered into as of December 1, 1998, by and among Dong Yang America Corporation, f/k/a Dong Yang Tinplate America Corp. ("Dong Yang America"), a California corporation, Wheeling-Pittsburgh Corporation ("Wheeling-Pittsburgh"), a Delaware corporation and Ohio Coatings Company ("Coating Company"), an Ohio corporation.

         WHEREAS, the parties hereto are parties to that certain Close Corporation and Shareholders' Agreement effective as of March 24, 1994, as modified by that certain First Amendment to Close Corporation and Shareholders' Agreement dated as of December 26, 1997 and that certain Second Amendment to Close Corporation and Shareholders' Agreement dated as of May 1, 1998, both entered into by and among the parties hereto (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement in accordance with
Section 11.09 of the Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

                                    AGREEMENT

1.0 Section 3.02 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

         Section 3.02. Directors' Authority. The parties agree that there shall be two (2) regular meetings of the board of directors ("Board") of the Coating Company held semi-annually. Other meetings shall be held only upon the written request of three or more directors ("Directors") of the Coating Company. All actions of the Board shall require the affirmative vote of six (6) members in order for the action to be effective. The Directors of the Coating Company shall exercise the authority of Coating Company as provided in the Ohio Revised Code, subject to the terms and conditions of this Agreement, including, but not limited to, the requirement that all actions require six (6) affirmative votes of the members of the Board.

                  If any action proposed by any member of the Board concerning the operations of the Coating Company, other the Major Corporate Decisions described in Section 3.05(C) hereof, does not receive six (6) affirmative votes, any five (5) directors may request arbitration of this action as provided in Section 11.16 hereof.

2.0 Section 3.03 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

         Section 3.03. Election and Number of Directors. The Board of the Coating Company shall be comprised of ten (10) Directors. No action shall be taken by the Board of the Coating Company except at a meeting of the Directors at which a quorum of the Directors are present, or, alternatively, pursuant to a unanimous action in writing as provided in the Ohio Revised Code. Dong Yang America shall have the right to elect five

         (5) Directors of the Coating Company and Wheeling-Pittsburgh shall have the right to elect five (5) Directors of the Coating Company. Any Director appointed or selected by a Shareholder(s) may be removed by that Shareholder at any time with or without cause. Any vacancy on the Board shall be filled within thirty (30) days after it occurs, by the Shareholder(s) who originally designated the Director whose seat on the Board is vacated.

3.0 Section 3.04 of the Agreement is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

         Section 3.04. Selection, Authority and Compensation of Officers. Notwithstanding any provision of the Ohio Revised Code to the contrary, the officers of the Coating Company and their duties, responsibilities, authority and compensation shall be as follows:

         A. The Chairman of the Board shall be elected from tune to time, and at any time, by Wheeling-Pittsburgh and shall chair the meetings of the Board.

         B. The Honorable Chairman of the Board shall be elected from time to time, and at any time, by Dong Yang America. The person elected to this position shall call each meeting of the Board to order and make the opening remarks for that meeting.

         C. A VICE CHAIRMAN OF THE BOARD SHALL BE ELECTED FROM TIME TO TIME AND AT ANY TIME BY WHEELING-PITTSBURGH AND SHALL ATTEND MEETINGS OF THE BOARD. THE VICE CHAIRMAN ELECTED BY WHEELING-PITTSBURGH MUST BE A MEMBER OF THE BOARD OF THE COATING COMPANY.

         D. A VICE CHAIRMAN OF THE BOARD SHALL BE ELECTED FROM TIME TO TIME, AND AT ANY TIME, BY DONG YANG AMERICA AND SHALL ATTEND MEETINGS OF THE BOARD. THE VICE CHAIRMAN ELECTED BY DONG YANG AMERICA MUST BE A MEMBER OF THE BOARD OF THE COATING COMPANY.

         E. The President and Chief Executive Officer shall be elected from time to time, and at any time, by Wheeling-Pittsburgh and shall have the authority to conduct the day-to-day operations of the business as is consistent with the normal authority of a President of a corporation. Wheeling-Pittsburgh shall have the exclusive authority and right to determine the salary of the President and Chief Executive Officer; provided, however, the maximum salary payable to such officer shall not exceed the maximum salary amount determined by the Shareholders from time to time.

         F. An Executive Vice President shall be elected from time to time, and at any time, by Dong Yang America to whom the Vice President of Administration, Treasurer, Chief Financial Officer and Secretary will report. Dong Yang America shall have the exclusive authority and right to determine the salary of the Executive Vice President, provided, however, the maximum salary payable to such officer shall not exceed the maximum salary amount determined by the Shareholders from time to time.

         G. A Vice President of Administration, Treasurer and Chief Financial Officer shall be elected from time to time, and at any time, by Wheeling-Pittsburgh and shall have such authority and responsibility for the administrative, human resources, accounting and financial affairs of the Coating Company as the President shall prescribe through the Executive Vice President, as well as the powers and duties normally associated with the title of Chief Financial Officer; provided, however, that he/she shall report to the Executive Vice President. Wheeling-Pittsburgh shall have the exclusive authority and right to determine the salary of the Vice President of Administration, Treasurer and Chief Financial Officer; provided, however, the maximum salary payable to such officer shall not exceed the maximum salary amount determined by the Shareholders frown time to time.

         H. A Vice President of Business Development shall be elected from time to time, and at any time, by Dong Yang America and shall have the authority, duties and responsibilities as set forth in Attachment A hereto and incorporated herein by this reference. Doug Yang America shall have the exclusive authority and right to determine the salary of the Vice President of Business Development; provided, however, the maximum salary payable to such officer shall not exceed the maximum salary amount determined by the Shareholders from time to time.

         I. A Secretary shall be elected by Wheeling-Pittsburgh and shall be responsible for maintaining the business and corporate records of the Coating Company and shall report to the Executive Vice President.

4.0 Section 3.05(B) is hereby deleted and replaced in its entirety with the following [emphasis added to show changes]:

         B.       Action by a Majority of the Directors. Except as provided in
                  Section 3.05(C) hereof the Board by the at l affirmative vote of six (6) members may authorize the taking of any Director Authority or any action of the Coating Company not specifically prohibited by subparagraph (C) of Section 3.05 hereof. Director Authority shall mean all authority of the Board as provided in the Ohio Revised Code except for the actions described in subparagraph (C) of Section 3.05 hereof.

5.0 Except as expressly set forth above, the Agreement remains in full force and effect and is not modified in any respect by this Amendment.

6.0 This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered, in accordance with Section 11.03 of the Agreement, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized officer on the date first above written.

DONG YANG AMERICA                          WHEELING -PITTSBURGH
CORPORATION                                CORPORATION

By: [signature illegible]                  By: [signature illegible]
    -------------------------------            ---------------------------------

Its:_______________________________        Its:_________________________________

OHIO COATINGS COMPANY

By: [signature illegible]
    -------------------------------

Its:_______________________________

                               FOURTH AMENDMENT TO
                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT
                    BETWEEN DONG YANG TINPLATE AMERICA CORP.,
                       NIPPON STEEL TRADING AMERICA, INC.
                (FORMERLY KNOWN AS NTITETSU SHOJI AMERICA, INC.),
                       WHEELING PITTSBURGH CORPORATION AND
                              OHIO COATINGS COMPANY

         THIS AGREEMENT ("THIS AGREEMENT") made as of this 15th day of July, 1999 by and among DONG YANG TINPLATE AMERICA CORP. ("DONG YANG") a California corporation, WHEELING-PITTSBURGH CORPORATION ("WHEELING-PITTSBURGH"), a Delaware corporation, NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) ("NITTETSU"), a California corporation, and OHIO COATINGS COMPANY (the "COATING COMPANY"), an Ohio corporation.

                                    RECITALS:

         WHEREAS, Wheeling-Pittsburgh and Dong Yang are the sole owners of all of the outstanding shares of the common stock and Nittetsu is the sole owner of all of the outstanding shares of the preferred stock of the Coating Company and said stockholders (collectively the "SHAREHOLDERS") are the sole shareholders of the Coating Company; and

         WHEREAS, the Shareholders and the Coating Company are parties to an agreement titled "Close Corporation and Shareholders' Agreement", dated as of March 24, 1994, (the "SHAREHOLDERS' AGREEMENT") relating to the internal affairs and operations of the Coating Company, the relations among the Shareholders, directors, officers and other holders of shares of stock of the Coating Company, and the issuance, sale, transfer, distribution and encumbrances of the shares of stock of the Coating Company and the redemption of the preferred stock owned by Nittetsu; and

         WHEREAS; Wheeling-Pittsburgh, through its wholly-owned subsidiary Wheeling-Pittsburgh Steel Corporation (referred to herein as "THE STEEL COMPANY"), and Nittetsu are the sole distributors of the products of the Coating Company, pursuant to the terms of distribution agreements by each of said parties with the Coating Company dated as of February 21, 1995 (the Distribution Agreement between the Coating Company and Nittetsu is referred to herein as the "NITTETSU DISTRIBUTION AGREEMENT"); and

         WHEREAS, pursuant to the terms of a letter agreement between Nittetsu and the Coating Company, executed by Nittetsu on November 24, 1998 and by the Coating Company on the following day, the provisions of the Nittetsu Distribution Agreement were amended to provide that the Nittetsu Distribution Agreement would terminate only after written notice was given by either Nittetsu or the Coating Company to the other party; and

         WHEREAS, Wheeling-Pittsburgh and the Coating Company desire for Wheeling-Pittsburgh, through the Steel Company, to be appointed as the sole distributor of the products of the Coating Company and for the Nittetsu Distribution Agreement to terminate; and

         WHEREAS, since Nittetsu's sole reason for its purchase of the preferred stock of the Coating Company was to obtain the right to sell products of the Coating Company pursuant to the Nittetsu Distribution Agreement, the Shareholders' Agreement requires the Coating Company to repurchase Nittetsu's shares of preferred stock within ninety(90) days after termination of the Nittetsu Distribution Agreement by the Coating Company; and

         WHEREAS, at the present time the Coating Company does not have sufficient funds to repurchase Nittetsu's preferred stock and the Coating Company, Wheeling-Pittsburgh and Dong Yang desire for Nittetsu to agree to the termination of the Nittetsu Distribution Agreement and to delay the repurchase of its shares of preferred stock by the Coating Company as provided in this Agreement; and

         WHEREAS, Nittetsu is willing to consent to the termination of the Nittetsu Distribution Agreement and to delay the repurchase of its shares of preferred stock of the Coating Company provided that (a) the Steel Company, appoints Nittetsu as its sales representative pursuant to a written agreement executed simultaneously herewith, to allow Nittetsu to sell at least 62,500 net tons per year of Coating Company products purchased by the Steel Company from the Coating Company; and (b) the Shareholders and the Coating Company agree to amend the Shareholders' Agreement to require the repurchase of Nittetsu's preferred stock by the Coating Company upon termination of said sales representation agreement (except if terminated as a result of a breach of such agreement by Nittetsu, as provided in section 4 of this Agreement) with the Steel Company, and upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and desiring to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Shareholders' Agreement.

         2. TERMINATION OF NITTETSU DISTRIBUTION AGREEMENT AND ASSIGNMENT AND ASSUMPTION OF PENDING ORDERS: Nittetsu and the Coating Company hereby covenant and agree that the Nittetsu Distribution Agreement shall terminate as to further obligations of Nittetsu and the Coating Company for the future sale of Coating Company products and neither party shall have any further obligations to each other except that the Nittetsu Distribution Agreement shall remain in force and effect to govern all sales and purchases of Coating Company products which: (a) occurred and were completed prior to such termination; or (b) relate to any pending customer orders for products from the Coating Company. Nittetsu hereby agrees that, upon the commencement of its sales representation agreement with the Steel Company and termination of the Nittetsu Distribution Agreement, all orders then pending with the Coating Company for. purchase and sale of products to "Specified Accounts" or to "Export Customers" (as those terms are defined in the Sales Representation Agreement described hereinbelow") which have not yet been invoiced to said customers by Nittetsu (referred to herein as the "NITTETSU PENDING ORDERS") shall be assigned to and assumed by the Steel Company. In the event that any orders from said "Specified Accounts" or "Export Customers" have been only partially performed by shipping of goods to said customers, the portion of such orders upon which goods have not yet been delivered and invoiced to said customers shall be treated by the parties as Nittetsu Pending Orders and the portion upon which goods which have been delivered and invoiced to said customers by Nittetsu shall be treated as if it they are separate orders and not Nittetsu Pending Orders. By signing this Agreement, the Steel Company hereby acknowledges and agrees that it shall assume and satisfy all the Nittetsu Pending Orders. The Coating Company hereby acknowledges and agrees to said assignment by Nittetsu and assumption by the Steel Company of the Nittetsu Pending Orders, which the parties agree shall constitute a novation, and the Coating Company agrees that it shall look solely to the Steel Company for full payment and performance of the Nittetsu Pending Orders. Nittetsu hereby agrees that it shall provide a written list to the Steel Company of all of the Nittetsu Pending Orders as of the date of execution of the Sales

Representation Agreement. Nittetsu shall remain obligated to the Coating Company on all orders pending with the Coating Company other than the Nittetsu Pending Orders.

         3. SALES REPRESENTATION AGREEMENT: Simultaneous with the execution of this Agreement, Wheeling-Pittsburgh hereby covenants and agrees to cause the Steel Company, and the Steel Company hereby covenants and agrees, to appoint Nittetsu as its exclusive sales representative for "Specified Accounts" and its nonexclusive sales representative for export customers and makes the other agreements as set forth in the sales representation agreement dated as of January 1, 1999 between the Steel Company and Nittetsu (referred to herein as the "SALES REPRESENTATION AGREEMENT"). Wheeling-Pittsburgh, the Steel Company and the Coating Company further agree to coordinate their efforts to purchase black plate from foreign sources with, and shall give, Nittetsu reasonable opportunity to submit bids for sale of black plate from foreign sources pursuant to section 1(c) of the Sales Representation Agreement.

         4. REPURCHASE OF NITTETSU PREFERRED STOCK: Notwithstanding the provisions of the Shareholders' Agreement, the Coating Company shall buy back and Nittetsu shall sell Nittetsu's Preferred Shares within ninety (90) days after the termination of the Sales Representation Agreement, provided that such termination was not the result of a breach by Nittetsu under section 4(a) of the Sales Representation Agreement. If termination of the Sales Representation Agreement was the result of a breach by Nittetsu under section 4(a) thereof the Coating Company shall be obligated to buy back Nittetsu's Preferred Shares on September 28, 2004. Payment for Nittetsu's Preferred Shares by the Coating Company shall be in cash and shall be for a price equal to the initial purchase price plus accumulated dividends and interest payable in accordance with Article 4 of the Coating Company's Articles of Incorporation, including any dividends which might be owing for the portion of the Coating Company's fiscal year then elapsed.

         5. INABILITY TO REPURCHASE NITTETSU PREFERRED SHARES: In the event that the Coating Company is obligated to repurchase Nittetsu's Preferred Shares pursuant to section 4 of this Agreement but is unable to repurchase said shares for any reason, then the Coating Company, Wheeling-Pittsburgh and Dong Yang agree that they shall use their best efforts to take such steps as are appropriate or necessary in order to enable the Coating Company lawfully to purchase and to pay for all of Nittetsu's Preferred Shares. Such efforts may include, without limitation, the Shareholders voting their respective common stock to reduce the stated capital of the Coating

Company, satisfying any creditors objecting to said repurchase and/or obtaining a current appraisal of the Coating Company's assets at fair market value. Nothing herein, however, shall require Dong Yang or Wheeling-Pittsburgh to: (i) invest additional capital in the Coating Company; (ii) guaranty additional indebtedness of the Coating Company; or (iii) take any actions which would violate the terms of any loan agreement, financing agreement or other material contract to which Wheeling-Pittsburgh or Dong Yang may be a party, over the objection of the other party to such agreement or contract after Wheeling-Pittsburgh's or Dong Yang's written request for approval. Wheeling-Pittsburgh and Dong Yang agree to promptly give Nittetsu a copy of such written request for approval and any written objection by said other party under subsection (iii) of this section. Neither Wheeling-Pittsburgh nor Dong Yang shall be required to make any payment or material change to any such agreement or contract to obtain the approval of said other party under sub-section (iii) of this section. The undersigned officers of Wheeling Pittsburgh and Dong Yang represent that to their actual knowledge, as of the date of the execution of this Agreement, they have no knowledge of any such agreements with third parties which would be violated by redemption of Nittetsu's Preferred Stock or the reduction in the stated capital of the Coating Company, although they have not conducted a search for any such agreements. If despite such best efforts the Coating Company, nevertheless, is unable to repurchase all of Nittetsu's Preferred Stock, then:

         (a) the Coating Company shall repurchase as many shares of Nittetsu's Preferred Stock as it is lawfully permitted to buy and the remainder of Nittetsu's Preferred Shares shall continue to be owned by Nittetsu, together with the rights and benefits contained in the Coating Company's Articles of Incorporation, By-Laws and the Shareholders' Agreement, as amended by this Agreement;

         (b) upon the Coating Company thereafter obtaining sufficient surplus or other funds to lawfully purchase some or all of the remainder of Nittetsu's Preferred Shares, the Coating Company shall purchase as many of Nittetsu's Preferred Shares as it is permitted to repurchase from time to time;

         (c) until all of Nittetsu's Preferred Shares are repurchased by the Coating Company, no dividends or other distributions of any kind shall be paid by the Coating Company to any of the holders of its Common Shares (which shall not, however, prohibit payment of accounts payable to Wheeling-Pittsburgh incurred by the Coating Company in the ordinary course of business); and

         (d) until all of Nittetsu's Preferred Shares are repurchased by the Coating Company, the Sales Representation Agreement shall, at Nittetsu's option, be reinstated and remain in full force and effect and may only be terminated by Nittetsu, unless the Sales Representation Agreement has been or shall thereafter be terminated due to breach by Nittetsu pursuant to section 4(a) thereof.

         6. CONSENT OF SHAREHOLDERS TO COATING COMPANY ACTIONS: The Shareholders hereby consent and agree to the termination of the Nittetsu Distribution Agreement and to the terms and provisions contained in this Agreement to be performed by the Coating Company. The officers and erectors of the Coating Company are hereby authorized and directed to authorize, and to execute and deliver, this Agreement and any and all other documents or instruments necessary or convenient to accomplish the purposes set forth in this Agreement and to cause the Coating Company to perform in accordance with the terms of this Agreement. An original executed copy of this Agreement shall be filed with the minutes of the meetings of the Shareholders and shall have the force and effect of a resolution adopted by unanimous consent of the Shareholders of the Coating Company.

         7. GOVERNING PROVISIONS: Except to the extent that the provisions of this Agreement supplement, modify or amend the Shareholders' Agreement, the covenants, rights and remedies, and definitions contained in the Shareholders' Agreement shall continue unmodified in full force and effect. In the event of an inconsistency between the terms and provisions of this Agreement and those of the Shareholders' Agreement, the terms of this Agreement shall prevail.

         8. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

         9. JOINT EFFORT: Preparation of this Agreement has been a joint effort of the Parties, and the resulting document shall not be construed more severely against one of the Parties than the other.

         10. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment of this Agreement shall be valid or binding unless made in writing and signed by all of the Parties. This Agreement may be executed in one or more counterparts, and when so executed, each counterpart shall be deemed an original and all of which shall constitute one and the same instrument.

         11. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws rules.

         12. ARBITRATION: The Parties each agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the arbitration provisions in
Section 11.16 of the Shareholders' Agreement.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

Signed, Sealed and Delivered
In the Presence Of:                     DONG YANG TINPLATE AMERICA CORP.

[signature illegible]                   By: /s/ Sung R. Sohn
--------------------------------            ------------------------------------

                                                 Its
                                                 Duly Authorized

                                                 Date Signed: July 13, 1999

                                        WHEELING-PITTSBURGH CORPORATION

[signature illegible]                   By: /s/ John Testa
--------------------------------            ------------------------------------

                                                 Its Vice President
                                                 Duly Authorized

                                                 Date Signed: July 13, 1999

                                        WHEELING-PITTSBURGH STEEL CORPORATION

[signature illegible]                   By: /s/ John Testa
--------------------------------            ------------------------------------

                                                 Its Vice President
                                                 Duly Authorized

                                                 Date Signed: July 13, 1999

Signed, Sealed and Delivered
In the Presence Of:                   NIPPON STEEL TRADING AMERICA, INC.
                                      (formerly known as NITTETSU SHOJI AMERICA,
                                      INC.)

[signature illegible]                 By: /s/ Osamu Maeda
------------------------------            -------------------------------------
                                            Osamu Maeda
                                            Its President
                                            Duly Authorized

                                            Date Signed: 7/15/99

                                      OHIO COATINGS COMPANY

[signature illegible]                 By: /s/ Kris E. McGee
------------------------------            --------------------------------------

                                              Its President/CEO
                                              Duly Authorized

                                              Date Signed: 7/13/99

STATE OF           ,
COUNTY OF:

         I, the undersigned officer, Notary Public of said County and State, do certify that S.R. Sohn, who signed the foregoing agreement for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Yorkville, Ohio this 13th day of July, 1999.

                                      /s/ Cheryl J. McKeegan
                                      ------------------------------------------

                                      Notary Public
                                      My Commission Expires: 8/12/01

STATE OF           ,
COUNTY OF:

         I, the undersigned officer, Notary Public of said County and State, do certify that J.W. Testa, who signed the foregoing agreement for WHEELING-PITTSBURGH CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 13th day of July, 1999.

                                      /s/ Patricia Lynn Baron
                                      ------------------------------------------

                                      Notary Public
                                      My Commission Expires: 8/24/04

STATE OF           ,
COUNTY OF:

         I, the undersigned officer, Notary Public of said County and State, do certify that J.W. Testa, who signed the foregoing agreement for WHEELING-PITTSBURGH STEEL CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 13th day of July, 1999.

                                      /s/ Patricia Lynn Baron
                                      ------------------------------------------

                                      Notary Public
                                      My Commission Expires: 8/24/04

STATE OF           ,
COUNTY OF:

         I, the undersigned officer, Notary Public of said County and State, do certify that Osamu Maeda, who signed the foregoing agreement for NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.), has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at La Costa, Carlsbad, California this 15th day of July, 1999.

                                      /s/ Lillian V. Scott
                                      --------------------------------------
                                      Notary Public
                                      My Commission Expires: July 22, 2002

STATE OF           ,
COUNTY OF:

         I, the undersigned officer, Notary Public of said County and State, do certify that Kris E. McGee, who signed the foregoing agreement for OHIO COATINGS COMPANY, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Yorkville, Ohio this 13th day of July, 1999.

                                      /s/ Cheryl J. McKeegan
                                      ------------------------------------------

                                      Notary Public
                                      My Commission Expires: 8/12/01

                               FIFTH AMENDMENT TO
                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT
                    BETWEEN DONG YANG TINPLATE AMERICA CORP.,
                       NIPPON STEEL TRADING AMERICA, INC.
                (FORMERLY KNOWN AS NITTETSU SHOJI AMERICA, INC.),
                       WHEELING PITTSBURGH CORPORATION AND
                              OHIO COATINGS COMPANY

         THIS AGREEMENT ("this Agreement") made as of this 1st day of April, 2001 by and among DONG YANG TINPLATE AMERICA CORP. ("DONG YANG") a California corporation WHEELING-PITTSBURGH CORPORATION ("WHEELING-PITTSBURGH"), a Delaware corporation, NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) ("NITTETSU"), a California corporation, and OHIO COATINGS COMPANY (the "COATING COMPANY"), an Ohio corporation.

                                    RECITALS:

         WHEREAS, Wheeling-Pittsburgh and Dong Yang are the sole owners of all of the outstanding shares of the common stock and Nittetsu is the sole owner of all of the outstanding shares of the preferred stock of the Coating Company and said stockholders (collectively the "SHAREHOLDERS") are the sole shareholders of the Coating Company; and

         WHEREAS, the Shareholders and the Coating Company are parties to an agreement titled "Close Corporation and Shareholders' Agreement", dated as of March 24, 1994, as amended from time to time (referred to herein, together with all amendments thereto, as the "SHAREHOLDERS' AGREEMENT") relating to the internal affairs and operations of the Coating Company, the relations among the Shareholders, directors, officers and other holders of shares of stock of the Coating Company, and the issuance, sale, transfer, distribution and encumbrances of the shares of stock of the Coating Company and the redemption of the preferred stock owned by Nittetsu; and

         WHEREAS, the latest amendment to the Shareholders' Agreement is an agreement titled "Fourth Amendment to Close Corporation and Shareholders' Agreement Between Dong Yang Tinplate America Corp., Nippon Steel Trading America, Inc. (formerly known as Nittetsu Shoji

America, Inc.), Wheeling-Pittsburgh Corporation and Ohio Coatings Company" dated as of July 15, 1999 (referred to herein as the "FOURTH AMENDMENT TO SHAREHOLDERS' AGREEMENT"); and

         WHEREAS, Wheeling-Pittsburgh, through its wholly-owned subsidiary Wheeling-Pittsburgh Steel Corporation (referred to herein as "THE STEEL COMPANY") is the sole distributor of the products of the Coating Company, pursuant to the terms of a distribution agreement by the Steel Company and the Coating Company dated as of January 1, 1999 (the Distribution Agreement between the Coating Company and the Steel Company is referred to herein as the "STEEL COMPANY DISTRIBUTION AGREEMENT"); and

         WHEREAS, pursuant to the terms of an agreement between Nittetsu and the Steel Company dated as of January 1, 1999 and executed by the Steel Company on July 13, 1999 and by Nittetsu on July 15, 1999 (referred to herein as the "NITTETSU SALES REPRESENTATION AGREEMENT"), Nittetsu was appointed as the exclusive sales representative for sale of the products of the Coating Company to customers specified in said agreement; and

         WHEREAS, Wheeling-Pittsburgh and the Coating Company desire for the Nittetsu Sales Representation Agreement to be terminated and for Nittetsu to be appointed as the sole distributor of products of the Coating Company to certain customers specified therein, and having the right, at Nittetsu's election, to purchase approximately seventy percent (70%) of the production of products by the Coating Company; and

         WHEREAS, since Nittetsu's sole reason for its purchase of the preferred stock of the Coating Company was to obtain the right to sell products of the Coating Company, the Fourth Amendment to Shareholders' Agreement requires the Coating Company to repurchase Nittetsu's shares of preferred stock within ninety
(90) days after the termination of the Nittetsu Sales Representation Agreement by the Coating Company; and

         WHEREAS, at the present time the Coating Company does not have sufficient funds to repurchase Nittetsu's preferred stock and the Coating Company, Wheeling-Pittsburgh and Dong Yang desire for Nittetsu to agree to the termination of the Nittetsu Sales Representation

Agreement and to delay the repurchase of its shares of preferred stock by the Coating Company as provided; in this Agreement; and

         WHEREAS, Nittetsu is willing to consent to the termination of the Nittetsu Sales Representation Agreement and to delay the repurchase of its shares of preferred stock of the Coating Company provided that (a) OCC appoints Nittetsu as a distributor of approximately seventy percent (70%) of the production of the products of the Coating Company for sale to specified customers, as set forth in the written Distribution Agreement attached to this Agreement marked "EXHIBIT A" (the "NITTETSU DISTRIBUTION AGREEMENT"); and (b) the Shareholders and the Coating Company agree to amend the Shareholders' Agreement to require the repurchase of Nittetsu's preferred stock by the Coating Company upon termination of said Nittetsu Distribution Agreement, in lieu of the references in the Fourth Amendment to Shareholders' Agreement to the Nittetsu Sales Representation Agreement, and upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and desiring to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Shareholders' Agreement.

         2. TERMINATION OF STEEL COMPANY DISTRIBUTION AGREEMENT AND NITTETSU SALES REPRESENTATION AGREEMENT AND ASSIGNMENT OF PENDING ORDERS: The Steel Company and Nittetsu hereby covenant and agree that, pursuant to the terms and conditions in the Nittetsu Distribution Agreement: (i) the Nittetsu Sales Representation Agreement shall terminate as to further obligations of the parties thereunder; and (ii) on April 1, 2001 the Steel Company shall assign to Nittetsu certain pending orders for sale of Coating Company products to customers of Nittetsu under the Nittetsu Sales Representation Agreement, pursuant to the terms and conditions in the Nittetsu Distribution Agreement.

         3. NITTETSU DISTRIBUTION AGREEMENT: Simultaneous with the effective date of this Agreement the Coating Company hereby covenants and agrees to appoint Nittetsu as its distributor for sale of Coating Company products to specified "Customers" and to make the other agreements, as set forth in the Nittetsu Distribution Agreement between the Coating Company and Nittetsu attached to this Agreement marked "EXHIBIT A".

         4. REPURCHASE OF NITTETSU PREFERRED STOCK: Notwithstanding the provisions of the Shareholders' Agreement, the Coating Company shall buy back and Nittetsu shall sell Nittetsu's Preferred Shares as set forth in section 4 of the Fourth Amendment to Shareholders' Agreement, with the tern "Nittetsu Distribution Agreement" (as that term is defined in this Agreement) substituted in said section for the words "Sales Representation Agreement", as if originally set forth therein.

         5.       INABILITY TO REPURCHASE NITTETSU PREFERRED SHARES:
Notwithstanding the provisions of the Shareholders' Agreement, in the event that the Coating Company is obligated to repurchase Nittetsu's Preferred Shares pursuant to section 4 of this Agreement (and the corresponding amendment to the Fourth Amendment to Shareholders' Agreement) but is unable to repurchase said shares for any reason, then the Coating Company, Wheeling-Pittsburgh and Dong Yang agree that the rights and obligations of the parties shall be as set forth in section 5 of the Fourth Amendment to Shareholders' Agreement, with the term "Nittetsu Distribution Agreement" (as that term is defined in this Agreement) substituted in said section for the words "Sales Representation Agreement", as if originally set forth therein, except as follows:

         (a) Subsection (d) of section 5 of the Fourth Amendment to Shareholders' Agreement is hereby amended to read as follows:

                  "(d) until all of Nittetsu's Preferred Shares are repurchased by the Coating Company, and in the event that the Distribution Agreement has not been terminated by WPSC pursuant to Sections 4(a)(ii), 4(a)(iv) or 4(c), then: (i) at

                  Nittetsu's option the Nittetsu Distribution Agreement shall be reinstated and remain in full force and effect and may only be terminated by Nittetsu; or (ii) if under Sections 4(d) and 4(f) of the Nittetsu Distribution Agreement Nittetsu has a right to enter into a direct distribution agreement with the Coating Company, Nittetsu shall have the right to enter into and continue such direct distribution agreement with Coating Company, , subject to the provisions contained in Sections 4(d), 4(e) and 4(f) of the Distribution Agreement."

         (b) A new subsection (e) is hereby added to section 5 of the Fourth Amendment to Shareholders' Agreement, as follows:

                  "(e) until all of Nittetsu's Preferred Shares are repurchased by the Coating Company, Nittetsu shall have the right, at Nittetsu's election, to appoint one member of the Board of Directors, which member shall have all of the rights of a Director to attend meetings and to obtain information but shall have no power to vote."

         6. CONSENT OF SHAREHOLDERS TO COATING COMPANY ACTIONS: The Shareholders hereby consent and agree to the termination of the Steel Company Distribution Agreement and of the Nittetsu Sales Representation Agreement and to the terms and provisions contained in this Agreement to be performed by the Coating Company. The officers and directors of the Coating Company are hereby authorized and directed to authorize, and to execute and deliver, this Agreement and any and all other documents or instruments necessary or convenient to accomplish the purposes set forth in this Agreement and to cause the Coating Company to perform in accordance with the terms of this Agreement. An original executed copy of this Agreement shall be filed with the minutes of the meetings of the Shareholders and shall have the force and effect of a resolution adopted by unanimous consent of the Shareholders of the Coating Company.

         7. GOVERNING PROVISIONS: Except to the extent that the provisions of this Agreement supplement, modify or amend the Shareholders' Agreement, the covenants, rights and remedies, and definitions contained in the Shareholders' Agreement shall continue unmodified in full force and effect. In the event of an inconsistency between the terms and provisions of this Agreement and those of the Shareholders' Agreement, the terms of this Agreement shall prevail.

         8. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

         9. JOINT EFFORT: Preparation of this Agreement has been a joint effort of the Parties, and the resulting document shall not be construed more severely against one of the Parties than the other.

         10. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment of this Agreement shall be valid or binding unless made in writing and signed by all of the Parties. This Agreement may be executed in one or more counterparts, and when so executed, each counterpart shall be deemed an original and all of which shall constitute one and the same instrument.

         11. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws rules.

         12. ARBITRATION: The Parties each agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the arbitration provisions in
Section 11.16 of the Shareholders' Agreement.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

Signed, Sealed and Delivered
In the Presence Of:                DONG YANG TINPLATE AMERICA CORP.

/s/ Michelle Proia                 By: /s/ Sung R. Sohn
------------------------------        ------------------------------------------

                                           Its Authorized Agent
                                           Duly Authorized

                                           Date Signed: 4/1/01

                                   WHEELING-PITTSBURGH CORPORATION

/s/ Michelle Proia                 By: /s/ Steven R. Lacy
------------------------------         -----------------------------------------

                                           Its VP, Secretary & Treasurer
                                           Duly Authorized

                                           Date Signed: 4/1/01

                                   WHEELING-PITTSBURGH STEEL
                                   CORPORATION

/s/ Michelle Proia                 By: /s/ Richard H. Carter
------------------------------         ----------------------------------------

                                           Its Sr. VP & Chief Commercial Officer
                                           Duly Authorized

                                           Date Signed: 4/1/01

Signed, Sealed and Delivered
In the Presence Of:                NIPPON STEEL TRADING AMERICA, INC.
                                   (formerly known as NITTETSU SHOJI AMERICA,
                                   INC.)

/s/ Thomas J. Welsh                By: /s/ Osamu Maeda
------------------------------         -----------------------------------------
                                           Osamu Maeda

                                           Its President
                                           Duly Authorized

                                           Date Signed: 3/27/01

                                   OHIO COATINGS COMPANY

/s/ Michelle Proia                 By: /s/ Kris E. McGee
------------------------------     ---------------------------------------------

                                           Its President/CEO
                                           Duly Authorized

                                           Date Signed: 4/1/01

STATE OF  West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that S.R. Sohn, who signed the foregoing agreement for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 2nd day of April, 2001.

                              /s/ Diane Y. Duncan
                              ------------------------------------
                              Notary Public -- My Commission Expires: 10/28/07

STATE OF  West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that Steven R. Lacy, who signed the foregoing agreement for WHEELING-PITTSBURGH CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 2nd day of April, 2001.

                              /s/ Diane Y. Duncan
                              ------------------------------------
                              Notary Public -- My Commission Expires: 10/28/07

STATE OF  West Virginia ,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that Richard H. Carter, who signed the foregoing agreement for WHEELING-PITTSBURGH STEEL CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 2nd day of April, 2001.

                              /s/ Diane Y. Duncan
                              ------------------------------------
                              Notary Public -- My Commission Expires: 10/28/07

STATE OF  California,
COUNTY OF Los Angeles:                                   SEE ATTACHED FORM

         I the undersigned officer, Notary Public of said County and State, do certify that ________________________, who signed the foregoing agreement for NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Los Angeles, California this 27th day of March 2001.

                              Notary Public -- My Commission Expires:

STATE OF  West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that Kris McGee, who signed the foregoing agreement for OHIO COATINGS COMPANY, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 2nd day of April, 2001.

                              /s/ Diane Y. Duncan
                              ------------------------------------
                              Notary Public -- My Commission Expires: 10/28/07

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of Los Angeles

On 3/27/01 before me, April Iniguez, Notary Public ,
                         NAME, TITLE OF OFFICER - E.G. "JANE DOE, NOTARY PUBLIC"

personally appeared Osamu Maeda
                         NAME(S) OF SIGNER(S)

! personally known to me -OR- [X] proved to me on the basis of satisfactory evidence to be the person whose name is
                                    subscribed to the within instrument and
                                    acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                    WITNESS my hand and official seal.

                                    /s/ April Iniguez
                                    --------------------------------------------
                                    SIGNATURE OF NOTARY

___________________________________ OPTIONAL ___________________________________

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

         CAPACITY CLAIMED BY SIGNER        DESCRIPTION OF ATTACHED DOCUMENT

!   INDIVIDUAL
!   CORPORATE OFFICER
                                           5th Amend...
-----------------------------------        -------------------------------------
                TITLE(S)                   TITLE OR TYPE OF DOCUMENT
-----------------------------------
                TITLE(S)                   10+ Ex A
                                           ------------------------------------
                                                         NUMBER OF PAGES
!   PARTNER(S)   ! LIMITED
                 ! GENERAL
!   ATTORNEY-IN-FACT
!   TRUSTEE(S)
!   GUARDIAN/CONSERVATOR                   ____________________________________
!   OTHER: ___________________                           DATE OF DOCUMENT
____________________________________
____________________________________       _____________________________________
                                           SIGNER(S) OTHER THAN NAMED ABOVE
SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

____________________________________       _____________________________________
                                           SIGNER(S) OTHER THAN NAMED ABOVE
____________________________________

                               SIXTH AMENDMENT TO
                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT
                    BETWEEN DONG YANG TINPLATE AMERICA CORP.,
                       NIPPON STEEL TRADING AMERICA, INC.
                (FORMERLY KNOWN AS NITTETSU SHOJI AMERICA, INC.),
                       WHEELING-PITTSBURGH CORPORATION AND
                              OHIO COATINGS COMPANY

         THIS AGREEMENT ("THIS AGREEMENT") made as of this 1st day of January, 2003 by and among DONG YANG TINPLATE AMERICA CORP. ("DONG YANG") a California corporation, WHEELING-PITTSBURGH CORPORATION ("WHEELING-PITTSBURGH"), a Delaware corporation, NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) ("NITTETSU"), a California corporation, and OHIO COATINGS COMPANY (the "COATING COMPANY"), an Ohio corporation.

                                    RECITALS:

          WHEREAS, Wheeling-Pittsburgh and Dong Yang are the sole owners of all of the outstanding shares of the common stock and Nittetsu is the sole owner of all of the outstanding shares of the preferred stock of the Coating Company and said stockholders (collectively the "Shareholders") are the sole shareholders of the Coating Company; and

         WHEREAS, the Shareholders and the Coating Company are parties to an agreement titled "Close Corporation and Shareholders' Agreement", dated as of March 24, 1994, as amended from time to time (referred to herein, together with all amendments thereto, as the "Shareholders' Agreement") relating to the internal affairs and operations of the Coating Company, the relations among the Shareholders, directors, officers and other holders of shares of stock of the Coating Company, and the issuance, sale, transfer, distribution and encumbrances of the shares of stock of the Coating Company and the redemption of the preferred stock owned by Nittetsu; and

         WHEREAS, the latest amendment to the Shareholders' Agreement is an agreement titled "Fifth Amendment to Close Corporation and Shareholders' Agreement Between Dong Yang

Tinplate America Corp., Nippon Steel Trading America, Inc. (formerly known as Nittetsu Shoji America, Inc.), Wheeling-Pittsburgh Corporation and Ohio Coatings Company" dated as of April 1, 2001 (referred to herein as the "Fifth Amendment to Shareholders' Agreement"); and

         WHEREAS, Wheeling-Pittsburgh, through its wholly-owned subsidiary Wheeling-Pittsburgh Steel Corporation (referred to herein as "the Steel Company") is currently the sole distributor of the products of the Coating Company, pursuant to the terms of a distribution agreement by the Steel Company and the Coating Company dated as of January 1, 1999 (the Distribution Agreement between the Coating Company and the Steel Company is referred to herein as the "Steel Company Distribution Agreement"); and

         WHEREAS, pursuant to the terms of an agreement between Nittetsu and the Steel Company dated as of April 1, 2001 (referred to herein as the "Nittetsu Sub-Distribution Agreement"), Nittetsu was appointed by WPSC as the exclusive distributor for sale of the products of the Coating Company to customers specified in said agreement; and

         WHEREAS, Wheeling-Pittsburgh and the Coating Company desire for the Nittetsu Sub-Distribution Agreement to be terminated and for Nittetsu to enter into a distribution agreement directly with the Coating Company to appoint Nittetsu as the sole distributor of products of the Coating Company to certain customers specified therein and giving the right, at Nittetsu's election, to purchase approximately seventy percent (70%) of the production of products by the Coating Company, as set forth in the written Distribution Agreement attached to this Agreement marked "Exhibit A" (referred to herein as the "Nittetsu OCC Distribution Agreement"); and

         WHEREAS, Nittetsu is willing to consent to the termination of the Nittetsu Sub-Distribution Agreement provided that: (a) the Coating Company appoints Nittetsu as a distributor of approximately seventy percent (70%) of the production of the products of the Coating Company for sale to specified customers set forth in the Nittetsu OCC Distribution Agreement;

and (b) the Shareholders and the Coating Company agree to amend the Shareholders' Agreement upon the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and desiring to be legally bound hereby, the parties hereto agree as follows:

         1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Shareholders' Agreement.

         2. Termination of Nittetsu Sub-Distribution Agreement: The Steel Company and Nittetsu hereby covenant and agree that, pursuant to the terms and conditions in the Nittetsu OCC Distribution Agreement the Nittetsu Sub-Distribution Agreement shall terminate as to further obligations of the parties thereunder, pursuant to the terms and conditions in the Nittetsu OCC Distribution Agreement.

         3. Nittetsu OCC Distribution Agreement: Simultaneous with the effective date of this Agreement, the Coating Company hereby covenants and agrees to appoint Nittetsu as its distributor for sale of Coating Company products to specified "Customers" and to make the other agreements as set forth in the Nittetsu OCC Distribution Agreement between the Coating Company and Nittetsu attached to this Agreement marked "Exhibit A".

         4. Repurchase of Nittetsu Preferred Stock: Notwithstanding the provisions of the Shareholders' Agreement, the Coating Company shall buy back and Nittetsu shall sell Nittetsu's Preferred Shares as set forth in section 4 of the Fourth Amendment to Shareholders' Agreement, with the term "Nittetsu OCC Distribution Agreement" (as that term is defined in this Agreement) substituted in said section for the words "Nittetsu Distribution Agreement" (as amended in the Fifth Amendment to Shareholders' Agreement), as if originally set forth therein..

         5.       Inability to Repurchase Nittetsu Preferred Shares:
Notwithstanding the provisions of the Shareholders' Agreement, in the event that the Coating Company is obligated to repurchase

Nittetsu's Preferred Shares pursuant to section 4 of this Agreement (and the corresponding amendment to the Fourth Amendment to Shareholders' Agreement) but is unable to repurchase said shares for any reason, then the Coating Company, Wheeling-Pittsburgh and Dong Yang agree that the rights and obligations of the parties shall be as set forth in section 5 of the Fifth Amendment to Shareholders' Agreement, with the term "Nittetsu OCC Distribution Agreement" (as that term is defined in this Agreement) substituted in said section for the words "Nittetsu Distribution Agreement", as if originally set forth therein, except as follows:

         (a) Subsection (a) of section 5 of the Fifth Amendment to Shareholders' Agreement is hereby amended to read as follows:

                  "(d) until all of Nittetsu's Preferred Shares are repurchased by the Coating Company, and in the event that the Distribution Agreement has not been terminated by OCC pursuant to Sections 4(a)(iii) or 4(c), then at Nittetsu's option the Nittetsu OCC Distribution Agreement shall be reinstated and remain in full force and effect and may only be terminated by Nittetsu."

         6. Consent of Shareholders to Coating Company Actions: The Shareholders hereby consent and agree to the amendment of the Steel Company Distribution Agreement and of the Nittetsu Sub-Distribution Agreement and to the terms and provisions contained in this Agreement to be performed by the Coating Company. The officers and directors of the Coating Company are hereby authorized and directed to authorize, and to execute and deliver, this Agreement and any and all other documents or instruments necessary or convenient to accomplish the purposes set forth in this Agreement and to cause the Coating Company to perform in accordance with the terms of this Agreement. An original executed copy of this Agreement shall be filed with the minutes of the meetings of the Shareholders and shall have the force and effect of a resolution adopted by unanimous consent of the Shareholders of the Coating Company.

         7. Governing Provisions: Except to the extent that the provisions of this Agreement supplement, modify or amend the Shareholders' Agreement, the covenants, rights and remedies, and definitions contained in the Shareholders' Agreement shall continue unmodified in full force and effect. In the event of an inconsistency between the terms and provisions of this Agreement and those of the Shareholders' Agreement, the terms of this Agreement shall prevail.

         8. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

         9. Joint Effort: Preparation of this Agreement has been a joint effort of the Parties, and the resulting document shall not be construed more severely against one of the Parties than the other.

         10. Entire Agreement: This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment of this Agreement shall be valid or binding unless made in writing and signed by all of the Parties. This Agreement may be executed in one or more counterparts, and when so executed, each counterpart shall be deemed an original and all of which shall constitute one and the same instrument.

         11. Governing Law: This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws rules.

         12. Arbitration: The Parties each agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the arbitration provisions in
Section 11.16 of the Shareholders' Agreement.

         IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

Signed, Sealed and Delivered
In the Presence Of:                       DONG YANG TINPLATE AMERICA CORP.

/s/ Diane Y. Duncan                       By: /s/ Sung R. Sohn
---------------------------                   ----------------------------------

                                                  Its Agent
                                                  Duly Authorized

                                                  Date Signed: 2/10/03

                                          WHEELING-PITTSBURGH CORPORATION

/s/ Diane Y. Duncan                       By: /s/ John W. Testa
---------------------------                   ----------------------------------

                                                  Its Vice President
                                                  Duly Authorized

                                                  Date Signed: 2/10/03

                                          WHEELING-PITTSBURGH STEEL CORPORATION

/s/ Diane Y. Duncan                       By: /s/ John W. Testa
---------------------------                   ----------------------------------

                                                  Its Vice President
                                                  Duly Authorized

                                                  Date Signed: 2/10/03

Signed, Sealed and Delivered
In the Presence Of:                  NIPPON STEEL TRADING AMERICA, INC.
                                     (formerly known as NITTETSU SHOJI AMERICA,
                                     INC.)

[signature illegible]                By /s/ Susumu Tadenuma
                                         ---------------------------------------
                                              Susumu Tadenuma
                                              Its President
                                              Duly Authorized

                                              Date Signed: Feb 6., 2003

                                            OHIO COATINGS COMPANY

/s/ Diane Y. Duncan                  By: /s/ Kris E. McGee
---------------------------              ---------------------------------------

                                              Its President & CEO
                                              Duly Authorized

                                              Date Signed: 2/10/03

STATE OF West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that S.R. Sohn, who signed the foregoing agreement for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 10th day of Feb., 2003.

                             /s/ Diane Y. Duncan
                             ---------------------------
                             Notary Public -- My Commission Expires: 10/28/07

STATE OF West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that John W. Testa, who signed the foregoing agreement for WHEELING-PITTSBURGH CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 10th day of Feb., 2003.

                             /s/ Diane Y. Duncan
                             ---------------------------
                             Notary Public -- My Commission Expires: 10/28/07

STATE OF West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that John W. Testa, who signed the foregoing agreement for WHEELING-PITTSBURGH STEEL CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 10th day of Feb., 2003.

                             /s/ Diane Y. Duncan
                             ---------------------------
                             Notary Public -- My Commission Expires: 10/28/07

STATE OF California,
COUNTY OF Los Angeles:

         I the undersigned officer, Notary Public of said County and State, do certify that Susumu Tadenuma, who signed the foregoing agreement for NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Los Angeles, California this 6th day of February 2003.

                             /s/ Marceliana F. Butardo
                             ---------------------------
                             Notary Public -- My Commission Expires: 10/10/2006

STATE OF West Virginia,
COUNTY OF Ohio:

         I the undersigned officer, Notary Public of said County and State, do certify that Kris E. McGee, who signed the foregoing agreement for OHIO COATINGS COMPANY, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

         Given under my hand and official seal at Wheeling, WV this 10th day of Feb., 2003.

                             /s/ Diane Y. Duncan
                             ---------------------------
                             Notary Public -- My Commission Expires: 10/28/07

                              SEVENTH AMENDMENT TO
                  CLOSE CORPORATION AND SHAREHOLDERS' AGREEMENT
                    BETWEEN DONG YANG TINPLATE AMERICA CORP.,
                       NIPPON STEEL TRADING AMERICA, INC.
                (FORMERLY KNOWN AS NITTETSU SHOJI AMERICA, INC.),
                       WHEELING PITTSBURGH CORPORATION AND
                              OHIO COATINGS COMPANY

      THIS AGREEMENT ("THIS AGREEMENT") made as of this 21st day of July, 2003 by and among DONG YANG TINPLATE AMERICA CORP. ("DONG YANG") a California corporation, WHEELING-PITTSBURGH STEEL CORPORATION ("WHEELING-PITTSBURGH") (as successor to WHEELING-PITTSBURGH CORPORATION ("WPC")), a Delaware corporation, NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.) ("NITTETSU"), a California corporation, and OHIO COATINGS COMPANY (the "COATING COMPANY"), an Ohio corporation.

                                    RECITALS:

      WHEREAS, Wheeling-Pittsburgh and Dong Yang are the sole owners of all of the outstanding shares of the common stock and Nittetsu is the sole owner of all of the outstanding shares of the preferred stock of the Coating Company and said stockholders (collectively the "SHAREHOLDERS") are the sole shareholders of the Coating Company; and

      WHEREAS, the Shareholders and the Coating Company are parties to an agreement titled "Close Corporation and Shareholders' Agreement", dated as of March 24, 1994, as amended from time to time (referred to herein, together with all amendments thereto, as the "SHAREHOLDERS' AGREEMENT") relating to the internal affairs and operations of the Coating Company, the relations among the Shareholders, directors, officers and other holders of shares of stock of the Coating Company, and the issuance, sale, transfer, distribution and encumbrances of the shares of stock of the Coating Company and the redemption of the preferred stock owned by Nittetsu; and

      WHEREAS, on July 15, 1999 the parties entered into an amendment to the Shareholders' Agreement titled "Fourth Amendment to Close Corporation and Shareholders' Agreement Between Dong Yang Tinplate America Corp., Nippon Steel Trading America, Inc. (formerly known as Nittetsu Shoji America, Inc.), Wheeling Pittsburgh Corporation and Ohio Coatings Company" (referred to herein as the "FOURTH AMENDMENT TO SHAREHOLDERS' AGREEMENT"); and

      WHEREAS, Wheeling-Pittsburgh desires to assign for collateral purposes the common stock of the Company owned by it and desires for Dong Yang and Nittetsu to consent and to agree to the transfers and other provisions, as set forth in the agreement titled "Consent and Agreement" attached to this Agreement marked "EXHIBIT A" (referred to herein as the "CONSENT AGREEMENT"); and

      WHEREAS, Nittetsu is willing to consent to sign the Consent Agreement provided that the parties agree as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and desiring to be legally bound hereby, the parties hereto agree as follows:

      1. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Shareholders' Agreement.

      2. CONSENT TO PROVISIONS OF CONSENT AGREEMENT: The Shareholders hereby consent and agree to the terms and provisions of the Consent Agreement.

      3. REPURCHASE OF NITTETSU PREFERRED STOCK: The first sentence of Section 4 of the Fourth Amendment Agreement, as amended, is hereby further amended to read, and to add an additional sentence thereto, as follows:

      Notwithstanding the provisions of the Shareholders' Agreement, the Coating Company shall buy back and Nittetsu shall sell Nittetsu's Preferred Shares within ninety (90) days after the earlier of: (a) the election of Nittetsu, by written notice to the Coating Company and the Common Shareholders, upon the transfer by the "Escrow Agent" (as that term is defined in the Consent and Agreement executed by the Stockholders and the Coating Company dated July 21, 2003) of the interest of Wheeling-Pittsburgh in the common stock of the Coating Company or in the "Raw Material Supply Agreement" (as also defined in said Consent and Agreement) to another party; or (b) termination of the Nittetsu OCC Distribution Agreement, provided that such termination was not the result of a breach by Nittetsu under section 4(a) of the Sales Representation Agreement. In the event of an election by Nittetsu pursuant to subsection
      (a) above and the purchase of Nittetsu's preferred shares and payment of all accrued dividends and interest by the Coating Company, the Coating Company shall have the option, by not less than thirty (30) days prior written notice to Nittetsu, of terminating the Nittetsu OCC Distribution Agreement effective on the last day of the "First Period" or the "Second Period", as said terms are defined in the Nittetsu OCC Distribution Agreement, in which said written notice is given by OCC to Nittetsu, as if said date was the end of the Initial Term or any extension thereof set forth in section 3(a) of the Nittetsu Distribution Agreement. Notwithstanding such termination, the Nittetsu OCC Distribution Agreement shall continue in effect after such termination with respect to all contracts entered into by Nittetsu with customers, and accepted by OCC, prior to such termination to supply Coating Company products to such customers.

      4. CONSENT OF SHAREHOLDERS TO COATING COMPANY ACTIONS: The Shareholders hereby consent and agree to the terms and provisions contained in this Agreement to be performed by the Coating Company. The officers and directors of the Coating Company are hereby authorized and directed to authorize, and to execute and deliver, this Agreement and any and all other documents or instruments necessary or convenient to accomplish the purposes set forth in this Agreement and to cause the Coating Company to perform in accordance with the terms of this Agreement. An original executed copy of this Agreement shall be filed with the minutes of the meetings of the Shareholders and shall have the force and effect of a resolution adopted by unanimous consent of the Shareholders of the Coating Company.

      4. GOVERNING PROVISIONS: Except to the extent that the provisions of this Agreement supplement, modify or amend the Shareholders' Agreement, the covenants, rights and remedies, and definitions contained in the Shareholders' Agreement shall continue unmodified in full force and effect. In the event of an inconsistency between the terms and provisions of this Agreement and those of the Shareholders' Agreement, the terms of this Agreement shall prevail.

      5. BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

      6. JOINT EFFORT: Preparation of this Agreement has been a joint effort of the Parties, and the resulting document shall not be construed more severely against one of the Parties than the other.

      7. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the Parties with respect to the matters set forth herein and supersedes all prior discussions, negotiations and agreements, whether oral or written. No amendment of this Agreement shall be valid or binding unless made in writing and signed by all of the Parties. This Agreement may be executed in one or more counterparts, and when so executed, each counterpart shall be deemed an original and all of which shall constitute one and the same instrument.

      8. GOVERNING LAW: This Agreement shall be governed by, and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws rules.

     9. ARBITRATION: The Parties each agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the arbitration provisions in Section
11.16 of the Shareholders' Agreement.

      IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by its duly authorized officer to be effective as of the date first above written.

Signed, Sealed and Delivered
In the Presence Of:                         DONG YANG TINPLATE AMERICA CORP.


    /s/ Cheryl J. McKeegan                  By:    /s/ H. Kim
-----------------------------                   --------------------------------
                                                   Its   Director
                                                   Duly Authorized

                                                   Date Signed:   7/25/03
                                                                ----------------


                                            WHEELING-PITTSBURGH CORPORATION

   [Signature illegible]                    By:    /s/ Paul J. Mooney
-----------------------------                   --------------------------------

                                                   Its EVP
                                                   Duly Authorized

                                                   Date Signed:
                                                                ----------------


                                            WHEELING-PITTSBURGH STEEL
                                            CORPORATION

    [Signature illegible]                    By:   /s/ Paul J. Mooney
-----------------------------                   --------------------------------

                                                   Its EVP
                                                   Duly Authorized

                                                   Date Signed:
                                                                ----------------

Signed, Sealed and Delivered
In the Presence Of:                         NIPPON STEEL TRADING AMERICA, INC.
                                            (formerly known as NITTETSU SHOJI
                                            AMERICA, INC.)


                                            By:    /s/  Susumu Tadenuma
-----------------------------                   --------------------------------
                                                   Susumu Tadenuma
                                                   Its President
                                                   Duly Authorized

                                                   Date Signed:    7-24-03
                                                                ----------------


                                            OHIO COATINGS COMPANY

   /s/ Cheryl J. McKeegan                   By:    /s/  K. E. McGee
-----------------------------                   --------------------------------

                                                   Its  Pres/CEO
                                                   Duly Authorized

                                                   Date Signed:    7/25/03
                                                                ----------------


STATE OF Ohio      ,
COUNTY OF Belmont  :

      I, the undersigned officer, Notary Public of said County and State, do certify that H. S. Kim, who signed the foregoing agreement for DONG YANG TINPLATE AMERICA CORP., has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

      Given under my hand and official seal at Yorkville, Ohio this 25th day of July, 2003.

                                              /s/ Cheryl J. McKeegan
                                ------------------------------------------------
                                Notary Public -- My Commission Expires: 02/05/08

STATE OF NEW YORK,
COUNTY OF NEW YORK:

      I, the undersigned officer, Notary Public of said County and State, do certify that Paul Mooney, who signed the foregoing agreement for WHEELING-PITTSBURGH CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

      Given under my hand and official seal at New York, New York this ____ day of _____________, 2003.


                                           /s/ Tiffani M. Mitsuda
                                ------------------------------------------------
                                Notary Public -- My Commission Expires:________


STATE OF NEW YORK,
COUNTY OF NEW YORK:

      I, the undersigned officer, Notary Public of said County and State, do certify that Paul Mooney, who signed the foregoing agreement for WHEELING-PITTSBURGH STEEL CORPORATION, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

      Given under my hand and official seal at New York, New York this ____ day of _____________, 2003.



                                ------------------------------------------------
                                Notary Public -- My Commission Expires:________

STATE OF CALIFORNIA,
COUNTY OF            :

      I, the undersigned officer, Notary Public of said County and State, do certify that Susumu Tadenuma, who signed the foregoing agreement for NIPPON STEEL TRADING AMERICA, INC. (formerly known as NITTETSU SHOJI AMERICA, INC.), has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

      Given under my hand and official seal at Los Angeles, California this 24th day of July, 2003.


                                         /s/  Tina M. Morrone
                                ------------------------------------------------
                                Notary Public -- My Commission Expires: 6/22/07


STATE OF Ohio        ,
COUNTY OF Belmont    :

      I, the undersigned officer, Notary Public of said County and State, do certify that K.E. McGee, who signed the foregoing agreement for OHIO COATINGS COMPANY, has this day acknowledged that he executed said agreement as the duly authorized free act and deed of said corporation.

      Given under my hand and official seal at Yorkville, Ohio this 25th day of July, 2003.

                                         /s/ Cheryl J. McKeegan
                                ------------------------------------------------
                                Notary Public -- My Commission Expires: 02/05/08